SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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ENDOCARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

April 10, 2008

Dear Stockholder of Endocare, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Endocare, Inc. to be held on Thursday, May 15, 2008 at 8:00 a.m. Pacific time at our principal executive offices, located at 201 Technology Drive, Irvine, California 92618.

We have provided details of the business to be conducted at the Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

In order for us to obtain a quorum and have an efficient meeting, please cast your proxy vote promptly by following the instructions on the enclosed proxy card. You may vote your proxy by the Internet or telephone, as explained on the proxy card. You may also vote by mail by signing, dating and returning your proxy card in the envelope provided.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Craig T. Davenport
Chairman, Chief Executive Officer and President

Irvine, California

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to cast your proxy vote as promptly as possible. Voting instructions are included with your proxy card.

ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2008

Dear Stockholder of Endocare, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Endocare, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 15, 2008, at 8:00 a.m. Pacific time at the Company’s principal executive offices, located at 201 Technology Drive, Irvine, California 92618, for the following purposes:

1. To elect six (6) directors to the Board of Directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008; and

3. To transact any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 10, 2008 will be entitled to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, please cast your proxy vote promptly by Internet, telephone or mail. Voting instructions are included with your proxy card. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be voted to assure that all your shares are included in the vote. You may revoke your proxy card at any time prior to the Annual Meeting by following the instructions in the Proxy Statement. If you attend the Annual Meeting and vote by ballot, then your proxy vote will be revoked automatically and only your vote by ballot at the Annual Meeting will be counted.

By Order of the Board of Directors

Clint B. Davis
Senior Vice President, Legal Affairs,
General Counsel and Secretary

Irvine, California
April 10, 2008

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND CAST YOUR PROXY VOTE AS PROMPTLY AS POSSIBLE.

ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2008

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Endocare, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 15, 2008 at 8:00 a.m. Pacific time at the Company’s principal executive offices located at 201 Technology Drive, Irvine, California 92618. This proxy statement and accompanying proxy were first mailed on or about April 17, 2008 to all stockholders entitled to vote at the Annual Meeting.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this proxy statement. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on April 10, 2008, the record date for determining which stockholders are entitled to vote at the Annual Meeting. On March 31, 2008, there were 11,801,495 issued and outstanding shares of our common stock. Our Amended and Restated Bylaws (the “Bylaws”) provide that a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for transaction of business at the Annual Meeting.

You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. See below under “Proxies” for information about voting by proxy.

With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. The directors, however, will be elected by plurality vote, and votes that are withheld will be excluded entirely from the vote and will have no effect. Proposal 2 (ratification of independent auditor) will require the approval of the holders of a majority of our outstanding common stock present in person or represented by proxy at the Annual Meeting.

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Against” and “Abstain” votes, as well as broker non-votes. “Broker non-votes” occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes will not be counted for purposes of determining whether any of the proposals are approved and will have the same effect as “Against” votes on any proposal that must be approved by the holders of a majority of our outstanding shares of common stock.

Proxies

If you choose to vote by proxy, you may do so via the Internet, by telephone or by mail. Even if you plan to attend the meeting, the Board recommends that you vote by proxy.

Proxy Voting via the Internet.  Go to www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern time on May 14, 2008. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Proxy Voting by Telephone.  Call 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 14, 2008. Have your proxy card in hand when you call and then follow the instructions.

Proxy Voting by Mail.  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Endocare Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DO NOT MAIL BACK YOUR PROXY CARD IF YOU ARE VOTING BY THE INTERNET OR TELEPHONE.

Our Board of Directors has selected Craig T. Davenport and Clint B. Davis, and each of them, to serve as Proxyholders for the Annual Meeting. If a stockholder properly votes by proxy, the Proxyholders will vote the shares represented by such proxy at the Annual Meeting in accordance with the stockholder’s proxy vote. If the proxy does not specify how the shares are to be voted, the proxy will be voted FOR the election of each of the directors nominated by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice of Annual Meeting of Stockholders and this proxy statement. In addition, the shares represented by the proxy will be voted in accordance with the discretion of the Proxyholders on any other matters that properly come before the Annual Meeting.

We do not know of other matters to be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by means of your proxy vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid written proxy with a later date or follow the instructions given for changing your vote by the Internet or telephone; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (by mailing our Secretary at our principal executive offices located at 201 Technology Drive, Irvine, California 92618); or (3) you can vote in person by written ballot at the Annual Meeting.

Solicitation

We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage firms, banks, nominees, custodians and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to our directors, officers or employees for any such services.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

The persons named below are nominees for director to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or the stockholders and shall be within the range of three to seven directors. The authorized number of directors is currently six. The Board of Directors has selected six nominees, all of whom are currently our directors.

Each person nominated for election has agreed to serve if elected. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for the nominees named below. The proxies received by the Proxyholders cannot be voted for more than six directors. The six candidates receiving the highest number of affirmative votes of the shares of our common stock entitled to vote at the Annual Meeting will be elected our directors. As of the date of this proxy statement, neither the Board of Directors nor management is aware of any nominee who is unable to or will decline to serve as a director if elected. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominees who may be designated by the current Board of Directors to fill the vacancy.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any of our executive officers.

Directors and Nominees

Information is set forth below concerning the current members of our Board of Directors. All of these directors have been nominated for reelection to our Board of Directors. Information regarding each director’s beneficial ownership of our common stock as of March 31, 2008 is set forth below under “Ownership of Our Common Stock.” Each nominee has consented to being named in this proxy statement as a nominee for director and has agreed to serve as a director if elected.

Mr. Noonan currently is serving as our Lead Independent Director. As the Lead Independent Director, Mr. Noonan’s principal duties include:

•	presiding over all executive sessions of our independent directors;

•	consulting with management as the principal representative of the independent directors; and

•	presiding over Board meetings in the Chairman’s absence.

Interested parties may communicate directly with Mr. Noonan by writing to Mr. Terrence A. Noonan, Lead Independent Director, c/o Secretary, Endocare, Inc., 201 Technology Drive, Irvine, California 92618.

Name	Age	Position with Endocare

John R. Daniels, M.D. *+	69	Director
Craig T. Davenport	55	Chairman, Chief Executive Officer and President
David L. Goldsmith †*	60	Director
Eric S. Kentor *+	49	Director
Terrence A. Noonan †+	70	Lead Independent Director
Thomas R. Testman †(1)	71	Director

Note: All ages are as of March 31, 2008.

†	Member of the Audit Committee.

*	Member of the Compensation Committee.

+	Member of the Nominating and Corporate Governance Committee.

(1)	Our Board of Directors has determined that Mr. Testman is an “audit committee financial expert,” as defined in Securities and Exchange Commission (SEC) Regulation S-K Item 407.

John R. Daniels, M.D. has served as a director since January 2004. Dr. Daniels is former chief executive officer and chairman at a number of medical technology companies, as well as an accomplished clinician and past faculty member of the Stanford University School of Medicine. From 1990 to the present, Dr. Daniels has served as an associate professor of medicine in the Division of Oncology at the University of Southern California School of Medicine. Dr. Daniels is the founder or co-founder of five start-up companies, including: Collagen Corporation, which was acquired by Inamed, a publicly-traded healthcare company; Target Therapeutics, today a division of Boston Scientific Corporation, a publicly-traded medical device company; and Balance Pharmaceuticals, a company founded in 1992 to develop and market a drug to moderate hormone levels in pre-menopausal women. Dr. Daniels is currently a director and Chairman of Balance Pharmaceuticals. From 1997 until 2002, Dr. Daniels was Chairman of Cohesion Technologies, a publicly-traded spin-off from Collagen Corporation, which developed sealing technologies for surgery. In 2003 Cohesion Technologies was acquired by Angiotech Pharmaceuticals, a publicly-traded company that develops drug-coated medical devices and drug-loaded surgical implants. Dr. Daniels holds a B.A. from Stanford University and an M.D. from the Stanford University School of Medicine.

Craig T. Davenport has served as our Chief Executive Officer since December 2003 and as Chairman since January 2004. In September 2006 he was also named our President. He served as a consultant to the Company reporting to our Board of Directors from August 2003 to December 2003. From 1994 to 2003, he was Chief Executive Officer and Managing Partner of The D.W. Group, a private healthcare advisory and investment company. From 1985 to 1993, Mr. Davenport was President and Chief Operating Officer of Tokos Medical Corporation, a publicly-traded medical device manufacturer and provider of perinatal nursing services for women. He began his healthcare career at American Hospital Supply Corporation in 1974 and in 1982 was named President of American Physician Service and Supply. Mr. Davenport has served on the boards of numerous healthcare companies over the past 20 years and also as an advisor to venture capital limited liability companies and partnerships. Mr. Davenport holds a B.G.S. from Ohio University with major emphasis in marketing and management.

David L. Goldsmith has served as a director since June 2005. A private investor and business consultant since 2004, Mr. Goldsmith previously served as Managing Director of RS Investment Management, an investment management firm, from 1999 to 2003. From 1981 to 1999, Mr. Goldsmith held a variety of investment management and research positions at Robertson Stephens and Company. From 1978 to 1981, Mr. Goldsmith worked with BA Investment Management, eventually becoming Associate Director of Research. Mr. Goldsmith currently serves as Chairman of the Board of Directors of Apria Healthcare Group, Inc. He is also on the board of directors of a number of privately-held companies. Mr. Goldsmith is a chartered financial analyst, and holds a B.A. from Occidental College and an M.B.A. from Columbia University Graduate School of Business.

Eric S. Kentor has served as a director since February 2005 and currently serves as Chairman of the Compensation Committee. From 2002 to the present, he has been an independent business consultant, primarily to health care technology companies. From 1995 to 2001, he was Senior Vice President, General Counsel and Corporate Secretary of MiniMed, Inc., a company engaged in the design, development, manufacture and marketing of advanced systems for the treatment of diabetes. Mr. Kentor also served as an original and permanent member of MiniMed’s Executive Management Committee. From 1994 to 1995, Mr. Kentor served as Vice President and Executive Counsel of Health Net Health Plans. From 1987 to 1994, Mr. Kentor practiced with the law firm McDermott, Will & Emery, where he was elected partner. Mr. Kentor holds a B.A. from the University of California, Los Angeles and a J.D. from UCLA School of Law.

Terrence A. Noonan has served as a director since September 2003 and currently serves as our Lead Independent Director and Chairman of the Nominating and Corporate Governance Committee. From 1991 to 1999, Mr. Noonan was President and Chief Operating Officer of Furon Company, a New York Stock Exchange-listed manufacturer of industrial and medical polymer components. Mr. Noonan served as an Executive Vice President of Furon from 1989 to 1991 and as a Vice President of Furon from 1987 to 1989. Prior to joining Furon in 1987, Mr. Noonan served as a Group Vice President of Eaton Corporation, a diversified global manufacturer of transportation and electrical products. From 1999 to the present, Mr. Noonan has been serving as a board member to several companies. Mr. Noonan received a B.S. from Miami University and an E.M.B.A. from Case Western Reserve University.

Thomas R. Testman has served as a director since April 2003 and currently serves as Chairman of the Audit Committee. Mr. Testman is a former Managing Partner of Ernst & Young LLP where, during his tenure from 1962 to 1992, he served as Managing Partner of both Health Care Services and Management Consulting Services for the West Coast and National Practices. He also served as an area Managing Partner for the audit and tax practices. From 1993 to the present, Mr. Testman has been serving as a board member to both public and private companies. Mr. Testman recently served as a director and member of the Audit Committee of Amylin Pharmaceuticals, Inc. From 1996 to 2004, Mr. Testman served as a director of Specialty Laboratories, Inc., including serving as Chairman and as a member of the Audit Committee. He also serves or has served on the board of several privately-held companies, including serving as Chairman of Covenant Care, Inc. and Pacific Health Corporation. Mr. Testman previously was a director and Chairman of the Audit Committee of

MiniMed Inc. Mr. Testman has also served on numerous professional, civic and charitable organization boards, including the Finance Council of the American Hospital Association and the Advisory Council of the California Hospital Commission. He has an M.B.A. from Trinity University and is a certified public accountant (retired).

Corporate Governance

Board of Directors

During 2007, the Board of Directors held a total of nine meetings, in person or telephonically. In 2007, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During 2007 each director attended or participated in at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (during the period for which such director served as a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served (during the period for which such director served on such committees). Board members are encouraged to attend our annual meetings of stockholders. All of our directors attended our 2007 Annual Meeting of Stockholders held on May 10, 2007, except for Mr. Testman who had a prior out-of-town commitment that prevented him from attending.

The Board of Directors has determined that each director other than Mr. Davenport is “independent,” as defined in the NASDAQ listing standards.

Audit Committee

The Board of Directors has established the Audit Committee to assist the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of our internal and independent auditors. In addition, the Committee prepares the Committee report that SEC proxy rules require to be included in our annual proxy statement. The Audit Committee acts pursuant to a written charter, a copy of which is available on our website www.endocare.com under the menu item entitled “On Endocare — Corporate Governance Documents.”

Messrs. Goldsmith, Noonan and Testman are members of the Audit Committee. During 2007, the Audit Committee held a total of 13 meetings, in person or telephonically. The Board of Directors has determined that all members of the Audit Committee are “independent,” as independence for audit committee members is defined in the NASDAQ listing standards.

Compensation Committee

Scope of Compensation Committee’s Authority

Our Compensation Committee is appointed by the Board of Directors primarily to assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee also oversees our director compensation program, with input from our Nominating and Corporate Governance Committee. A copy of the Compensation Committee’s charter is available on our website www.endocare.com under the menu item entitled “On Endocare — Corporate Governance Documents.”

Consistent with its charter, the Compensation Committee:

•	Oversees the Company’s overall compensation structure, policies and programs, and assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees;

•	Annually reviews the Company’s corporate goals and objectives relevant to CEO compensation and, either as a Committee or together with the other independent directors (as directed by the Board), assesses the CEO’s compensation level based on this evaluation;

•	Annually assesses the compensation of our other executive officers;

•	Approves and administers the Company’s incentive compensation plans and equity based-plans; and

•	Approves or recommends to the Board for approval any new equity compensation plan or any material change to an existing plan.

The charter states that the Compensation Committee shall attempt to ensure that the Company’s compensation programs are effective in attracting, motivating and retaining key employees, reinforce business strategies and objectives for enhanced stockholder value and are administered in a fair and equitable manner consistent with established policies and guidelines.

Under the charter, the Compensation Committee may form and delegate authority to subcommittees when appropriate. From January 1, 2007 to date, the Compensation Committee has not formed any subcommittees or otherwise delegated its authority, although the CEO had the preexisting delegated authority to grant stock options to employees who are not executive officers. In February 2007 the Compensation Committee terminated this delegation.

For additional information regarding the scope of the Compensation Committee’s authority and related matters, please see the complete text of the charter available on our website, as described above.

Compensation Committee Meetings

The Compensation Committee holds regularly scheduled meetings throughout the year and holds special meetings as necessary. During 2007, the Compensation Committee held a total of 11 meetings, in person or telephonically. The chairman of the Compensation Committee establishes the agenda for each meeting. The Compensation Committee typically meets in executive session at the end of each meeting. In addition to the meetings of the Compensation Committee, the chairman of the Compensation Committee communicates regularly with the other members of the Compensation Committee and, as necessary, other independent directors, regarding executive compensation matters.

Role of Executive Officers in Determining or Recommending Executive or Director Compensation

The Compensation Committee confers with the Company’s CEO and other executive officers, as well as the Company’s Vice President, Human Resources, in determining executive and director compensation. The Compensation Committee’s charter states that, as necessary or desirable, the Committee’s chairman may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Compensation Committee, to be present at meetings of the Compensation Committee, consistent with the maintenance of confidentiality of compensation discussions. The charter provides that the CEO may not be present during voting or deliberations regarding the CEO’s compensation. At the Compensation Committee’s request, the compensation consultant engaged by the Compensation Committee in 2006 met with members of the Company’s management on several occasions to obtain their input regarding the Company’s executive compensation programs and the Company’s overall compensation strategy.

Role of Compensation Consultant

The Compensation Committee’s charter provides that the Committee is empowered, without the approval of the Board or management, to engage and compensate outside legal, compensation, accounting and other advisers, as it determines necessary to carry out its duties. The charter further provides that the Compensation Committee has the sole authority to retain and terminate any consultant that it uses to assist in the Compensation Committee’s evaluation of CEO or executive compensation and has the sole authority to approve that consultant’s fees and other retention terms.

Since January 1, 2006, the Compensation Committee has engaged one compensation consultant to advise the Compensation Committee, AON Consulting, referred to below in this proxy statement as “AON.”

On March 27, 2006, the Compensation Committee engaged AON to advise the Compensation Committee regarding various alternatives to enable the Company to conserve cash and provide additional opportunities for equity ownership by permitting participants in the Company’s Management Incentive Compensation Program (MICP) to elect to receive all or a portion of their target MICP incentive awards in the form of deferred stock units (DSUs) instead of cash. At the same time, AON provided advice regarding a similar program for non-employee directors, pursuant to which non-employee directors may elect to receive all or a portion of their retainers and meeting fees in the form of DSUs instead of cash. These programs are described in more detail below in the Compensation Discussion & Analysis.

On August 2, 2006, the Compensation Committee engaged AON to advise the Compensation Committee regarding the Company’s executive compensation programs. Under its engagement letter, AON was instructed to:

•	collect and review information regarding the Company’s current executive compensation programs;

•	conduct a comprehensive competitive market pay assessment for the Company’s executive officers, including the positions of (i) CEO, (ii) President and Chief Operating Officer, (iii) Senior Vice President, Finance and Chief Financial Officer and (iv) Senior Vice President, Legal Affairs and General Counsel;

•	compare and contrast pay for the Company’s executive officers with that of the competitive labor market at the 25th, 50th and 75th percentiles, utilizing AON’s proprietary Radford Surveys database of medical device companies and AON’s eComp database of publicly-traded companies as primary data sources for this project (throughout the process AON also provided data regarding the 65th percentile where reasonably feasible);

•	develop a competitive peer group of companies for the analysis based on the Company’s scope of business, revenues and market capitalization;

•	compare all major forms of compensation including salary, annual incentives and long-term incentives, assessing the present value of the long-term incentive portion by converting all grant forms to cash equivalent values; and

•	review and comment on the Company’s current compensation programs and practices for executive officers.

In performing these services, the representative of AON assigned to the Company participated in several meetings of the Compensation Committee. In addition, at the Compensation Committee’s request, the AON representative met with members of the Company’s management on several occasions to obtain their input regarding the Company’s executive compensation programs and the Company’s overall compensation strategy. The Compensation Committee utilized the information and input provided by AON in making compensation decisions relating to 2007.

The Compensation Committee decided not to utilize a compensation consultant in connection with compensation decisions relating to 2008, given the recent advice and information by provided by AON and given the fact that the Company’s compensation peer group has been reduced in size, making it easier for the Company to gather and analyze the data without the expense of engaging a compensation consultant. For additional information regarding the change in the peer group used for compensation purposes, see below in the Compensation Discussion & Analysis under “Benchmarking.”

Membership of Compensation Committee

The membership of the Compensation Committee has changed during the past three years. From September 9, 2004 until June 22, 2005 (the date of the Company’s 2005 Annual Meeting of Stockholders), the Compensation Committee consisted of Terrence A. Noonan and Michael J. Strauss, M.D. On and after June 22, 2005, the Compensation Committee consisted of John R. Daniels, M.D., Eric S. Kentor and Michael J. Strauss, M.D. Dr. Strauss did not stand for reelection in 2006 and therefore ceased to serve as a director of the Company effective May 18, 2006 (the date of the Company’s 2006 Annual Meeting of Stockholders). He was replaced on the Compensation Committee by David L. Goldsmith, effective May 18, 2006. From May 18,

2006 to the present, the Compensation Committee has consisted of Dr. Daniels and Messrs. Kentor and Goldsmith.

Compensation Committee Interlocks, Insider Participation and Independence

None of the members of the Compensation Committee (Dr. Daniels and Messrs. Kentor and Goldsmith):

•	has ever been an officer or employee of the Company;

•	is or was a participant in a “related party” transaction for purposes of Item 404 of Regulation S-K from January 1, 2007 to the present; or

•	is an executive officer of another entity, at which one of our executive officers serves on the board of directors.

There are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and directors. The Board of Directors has determined that all members of the Compensation Committee are “independent,” as defined in the NASDAQ listing standards.

Nominating and Corporate Governance Committee

The Board of Directors has established the Nominating and Corporate Governance Committee to oversee the size and composition of the Board, assess the performance and effectiveness of the Board, make recommendations regarding nominees for election to the Board and establish, implement and oversee our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee acts pursuant to a written charter, a copy of which is available on our website www.endocare.com under the menu item entitled “On Endocare — Corporate Governance Documents.”

Dr. Daniels and Messrs. Kentor and Noonan are members of the Nominating and Corporate Governance Committee. During 2007, the Nominating and Corporate Governance Committee held a total of six meetings, in person or telephonically. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are “independent,” as defined in the NASDAQ listing standards.

The Nominating and Corporate Governance Committee will consider nominations submitted by our stockholders. The Nominating and Corporate Governance Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. Our Corporate Governance Guidelines provide that Board members are expected to possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters and familiarity with our industry. In addition to having one or more of these core competencies, Board member nominees are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation and ability to understand our business. The Nominating and Corporate Governance Committee also considers whether the individual has sufficient time available to devote to the work of the Board of Directors and one or more of its committees. A copy of our current Corporate Governance Guidelines is available on our website www.endocare.com under the menu item entitled “On Endocare — Corporate Governance Documents.”

Procedures for Stockholders to Make Nominations

The Bylaws set forth the procedures that stockholders must follow in order to nominate persons for election as directors. The Bylaws provide that such nominations must be made pursuant to timely notice in writing to our Secretary, at 201 Technology Drive, Irvine, California 92618. To be timely, a stockholder’s notice must be delivered to or mailed and received at such address by no later than the due date for stockholder proposals that is specified in our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, which date shall be not less than 120 calendar days in advance of the date of such proxy statement; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, notice by the stockholder to be timely must be so received a reasonable time before we begin to print and mail our proxy materials.

According to the Bylaws, such stockholder’s notice must set forth:

•	as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of our shares that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	as to such stockholder giving notice, the following information: (A) the name and address, as they appear on our books, of such stockholder, (B) the class and number of our shares which are beneficially owned by such stockholder, and (C) any material interest of such stockholder in the election to the Board of Directors of such nominee.

Communications to the Board of Directors

The Board of Directors recommends that stockholders initiate any communications with the Board in writing and send them in care of Clint B. Davis, Senior Vice President, Legal Affairs, General Counsel and Secretary, at 201 Technology Drive, Irvine, California 92618. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Financial Code of Ethics

We have adopted a financial code of ethics that applies to all of our employees. This financial code of ethics constitutes a “code of ethics,” as defined in SEC Regulation S-K Item 406(b). A copy of our current financial code of ethics is available on our website www.endocare.com under the menu item entitled “On Endocare — Corporate Governance Documents.” If we make any amendments to our financial code of ethics, other than technical, administrative or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our financial code of ethics to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, then we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website www.endocare.com under the menu item entitled “On Endocare — Corporate Governance Documents” or in a report on Form 8-K filed with the SEC.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders vote FOR each of the six nominees identified above.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITOR

We are asking the stockholders to ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008. Neither Ernst & Young LLP nor any of its members has any relationship with us or any of our affiliates, except in the firm’s capacity as our independent auditor.

In the event the stockholders fail to ratify the selection, the Audit Committee may reconsider the selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the fiscal year if the Audit Committee feels that such a change would be in our and our stockholders’ best interests.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

Fee Information

The following table shows the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP during 2007 and 2006. In accordance with its charter, our Audit Committee pre-approves all audit and non-audit services provided by our independent auditor to ensure that our independent auditor is not engaged to perform the specific non-audit services proscribed by law or regulation. Under its charter, our Audit Committee may delegate pre-approval authority to a member of the Audit Committee, and the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next-scheduled meeting. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent auditor and has concluded that it is.

	2007		2006

Audit Fees, including our annual audits, review of our quarterly reports on Form 10-Q, audit of internal controls over financial reporting and filings with the SEC	$651,300		$918,685
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	$1,500	(1)	$1,500	(1)
Totals	$652,800		$920,185

(1)	Consists of subscription fee for use of EY Online, an online accounting reference service provided by Ernst & Young LLP.

None of the services related to audit-related fees, tax fees and all other fees described above were approved by our Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the SEC.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders vote FOR this Proposal 2.

PROPOSAL 3

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the Proxyholders to vote the shares of common stock represented by proxies as the Board may recommend. By means of your proxy vote, you grant discretionary authority to the Proxyholders with respect to such other matters.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of March 31, 2008, unless otherwise noted, by:

•	each stockholder known to us to own beneficially more than 5% of our common stock;

•	each of our directors, including the six nominees for reelection;

•	each of our executive officers, including each of the Named Executive Officers listed in the “2007 Summary Compensation Table” included below in this proxy statement; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power relating to securities. Shares of common stock subject to options, warrants or convertible securities currently exercisable or exercisable within 60 days of March 31, 2008 are deemed to be outstanding for computing the percentage of the person holding such securities and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. None of the directors, nominees or executive officers listed below owns any shares of common stock of record but not beneficially. Except as otherwise noted below, the address of each person or entity listed in the table is c/o Endocare, Inc., 201 Technology Drive, Irvine, California 92618.

	Amount and Nature
	of Beneficial	Percentage
Name and Address	Ownership(1)	of Total

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
John R. Daniels, M.D.(2)	94,361	*
Craig T. Davenport(3)	456,339	3.7%
David L. Goldsmith(4)	24,334	*
Eric S. Kentor(5)	28,000	*
Terrence A. Noonan(6)	26,668	*
Thomas R. Testman(7)	33,335	*
Michael R. Rodriguez(8)	95,312	*
Clint B. Davis(9)	48,611	*
All current directors and executive officers as a group (8 persons)(10)	806,960	6.5%
STOCKHOLDERS OWNING MORE THAN 5% OF OUR STOCK
Frazier Healthcare V, L.P.(11)	1,721,915	14.6%
Two Union Square, 601 Union Street, Suite 3200 Seattle, Washington 98101
Andreeff Equity Advisors, L.L.C. and affiliates(12)	1,262,069	10.7%
450 Laurel Street, Suite 2105 Baton Rouge, Louisiana 70801
Black River Asset Management LLC and affiliates(13)	983,937	8.3%
12700 Whitewater Drive Minnetonka, Minnesota 55343
State of Wisconsin Investment Board(14)	966,832	8.2%
P.O. Box 7842 Madison, Wisconsin 53707

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Shares of common stock relating to options, warrants or convertible securities currently exercisable, or exercisable within 60 days of March 31, 2008, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. As of March 31, 2008, there were 11,801,495 shares of our common stock outstanding.

(2)	Includes 41,101 outstanding shares, 26,668 shares subject to options that are exercisable within 60 days after March 31, 2008 and 26,592 shares underlying currently exercisable warrants. 36,101 of the outstanding shares and all of the warrants are held by Dr. Daniels and his wife AnnaMarie Daniels, as trustees of the Daniels Family Trust UTA 1993. 5,000 of the outstanding shares are held by Dr. Daniels and Dorothy A. Trulsen, as trustees of the Dorothy A. Trulsen Trust U/A 9/4/94. In addition to the shares shown in the table, as of March 31, 2008 (i) Dr. Daniels held an aggregate of 2,060 unvested RSUs with respect to which shares will become issuable more then 60 days after March 31, 2008, and (ii) the Daniels Family Trust held an aggregate of 11,072 fully-vested DSUs with respect to which shares will become issuable more than 60 days after March 31, 2008.

(3)	Includes 67,131 outstanding shares, 372,813 shares subject to options that are exercisable within 60 days after March 31, 2008 and 16,395 shares underlying currently exercisable warrants. In addition to the shares shown in the table, as of March 31, 2008 Mr. Davenport held an aggregate of (i) 62,187 options that are not exercisable within 60 days after March 31, 2008, (ii) 222,221 unvested RSUs with respect to which shares will become issuable more than 60 days after March 31, 2008, and (iii) 35,549 fully-vested DSUs with respect to which shares will become issuable more than 60 days after March 31, 2008.

(4)	Includes 500 shares held by Mr. Goldsmith, as trustee of the Leah Goldsmith Trust dated January 24, 1998, 250 shares held by Mr. Goldsmith, as trustee of the Aaron Goldsmith Trust, dated January 24, 1998, and 250 shares held by Aaron Goldsmith, Mr. Goldsmith’s son. Also includes 23,334 shares subject to options that are exercisable within 60 days after March 31, 2008. In addition to the shares shown in the table, as of March 31, 2008 Mr. Goldsmith held an aggregate of (i) 2,060 unvested RSUs with respect to which shares will become issuable more then 60 days after March 31, 2008, and (ii) 12,729 fully-vested DSUs with respect to which shares will become issuable more than 60 days after March 31, 2008.

(5)	Includes 4,666 outstanding shares and 23,334 shares subject to options that are exercisable within 60 days after March 31, 2008. 666 of the outstanding shares are held by Mr. Kentor and his wife Adrienne T. Kentor, as trustees of the Kentor Trust, dated September 18, 2002. In addition to the shares shown in the table, as of March 31, 2008 Mr. Kentor held an aggregate of (i) 2,060 unvested RSUs with respect to which shares will become issuable more then 60 days after March 31, 2008, and (ii) 13,155 fully-vested DSUs with respect to which shares will become issuable more than 60 days after March 31, 2008.

(6)	Represents 26,668 shares subject to options that are exercisable within 60 days after March 31, 2008. In addition to the shares shown in the table, as of March 31, 2008 Mr. Noonan held an aggregate of (i) 2,060 unvested RSUs with respect to which shares will become issuable more then 60 days after March 31, 2008, and (ii) 16,669 fully-vested DSUs with respect to which shares will become issuable more than 60 days after March 31, 2008.

(7)	Consists of (i) 5,000 outstanding shares held by Mr. Testman and his wife Jacqueline F. Testman, as trustees of the Testman Trust and (ii) 28,335 shares subject to options that are exercisable within 60 days after March 31, 2008. In addition to the shares shown in the table, as of March 31, 2008 Mr. Testman held an aggregate of (i) 2,060 unvested RSUs with respect to which shares will become issuable more then 60 days after March 31, 2008, and (ii) 12,976 fully-vested DSUs with respect to which shares will become issuable more than 60 days after March 31, 2008.

(8)	Represents 95,312 shares subject to options that are exercisable within 60 days after March 31, 2008. In addition to the shares shown in the table, as of March 31, 2008 Mr. Rodriguez held an aggregate of (i) 13,022 options that are not exercisable within 60 days after March 31, 2008, (ii) 50,000 unvested RSUs with respect to which shares will become issuable more than 60 days after March 31, 2008, and

(iii) 5,010 fully-vested DSUs with respect to which shares will become issuable more than 60 days after March 31, 2008.

(9)	Represents 48,611 shares subject to options that are exercisable within 60 days after March 31, 2008. In addition to the shares shown in the table, as of March 31, 2008 Mr. Davis held an aggregate of (i) 34,722 options that are not exercisable within 60 days after March 31, 2008, (ii) 40,000 unvested RSUs with respect to which shares will become issuable more than 60 days after March 31, 2008, and (iii) 23,642 fully-vested DSUs with respect to which shares will become issuable more than 60 days after March 31, 2008.

(10)	Includes 118,898 outstanding shares, 645,075 shares subject to options exercisable within 60 days after March 31, 2008 and 42,987 shares underlying currently exercisable warrants. In addition to the shares shown in the table, as of March 31, 2008, our directors and executive officers held an aggregate of (i) 109,931 options that are not exercisable within 60 days after March 31, 2008, (ii) 322,521 unvested RSUs with respect to which shares will become issuable more than 60 days after March 31, 2008, and (iii) 130,802 fully-vested DSUs with respect to which shares will become issuable more than 60 days after March 31, 2008.

(11)	The information is based on a Form 4 filed with the SEC on January 31, 2008. The voting and disposition of the shares held by Frazier Healthcare V, L.P. is determined by FHM V, LLC, which is the general partner of FHM V, L.P., which is the general partner of Frazier Healthcare V, L.P. Alan Frazier, Nader Naini, Trevor Moody, Nathan Every, Patrick Heron, James Topper and Thomas Hodge are the members of FHM V, LLC and, therefore, share dispositive and voting power over the shares held by Frazier Healthcare V, L.P.

(12)	The information is based on a Schedule 13G filed with the SEC on February 14, 2008 by Andreeff Equity Advisors, L.L.C. (“AEA”), Dane Andreeff and Maple Leaf Capital I, L.L.C. (“Capital”) and a Form 5 filed with the SEC on April 2, 2008 by Mr. Andreeff. The Schedule 13G indicates that AEA and Mr. Andreeff share dispositive and voting power over shares held by Capital and that Mr. Andreeff is the owner of AEA and Capital.

(13)	The information is based on a Schedule 13G/A filed with the SEC on February 22, 2008. The Schedule 13G/A indicates that (i) Black River Asset Management LLC has dispositive and voting power over all 983,937 shares, and (ii) of these shares, 819,105 shares are owned by Black River Long/Short Fund Ltd. and the balance are owned by Black River Long/Short Opportunity Fund LLC.

(14)	The information is based on a Schedule 13G filed with the SEC on February 8, 2008. The Schedule 13G indicates that the State of Wisconsin Investment Board has sole dispositive and voting power over all 966,832 shares.

EXECUTIVE OFFICERS

Our executive officers as of March 31, 2008 are as follows:

Name	Age	Position with Endocare

Craig T. Davenport	55	Chairman, Chief Executive Officer and President
Michael R. Rodriguez	40	Senior Vice President, Finance and Chief Financial Officer
Clint B. Davis	35	Senior Vice President, Legal Affairs, General Counsel and Secretary

Craig T. Davenport has served as our Chief Executive Officer since December 2003 and as Chairman since January 2004. In September 2006 he was also named our President. For additional information regarding Mr. Davenport, see above under “Directors and Nominees.”

Michael R. Rodriguez has served as our Senior Vice President, Finance and Chief Financial Officer since August 2004. From January 2004 until August 2004, Mr. Rodriguez served as a consultant to the Company, providing assistance on a variety of financial and operational projects and compliance with Section 404 of the Sarbanes-Oxley Act. Prior to joining us as a consultant, Mr. Rodriguez served as Executive Vice President and Chief Financial Officer of Directfit, Inc., a provider of information technology staffing services, from June 2000 to November 2003. From September 1997 to June 2000, Mr. Rodriguez held a variety of positions, including Senior Vice President and Chief Financial Officer, with Tickets.com, Inc., a publicly-traded Internet-based provider of entertainment ticketing services and software. From June 1995 to September 1997, Mr. Rodriguez was Corporate Controller and Director of Finance at EDiX Corporation, a medical informatics company. Mr. Rodriguez began his career at Arthur Andersen LLP and was with that firm from 1989 to 1993. Mr. Rodriguez holds a B.S. in accounting from the University of Southern California and an M.B.A. from Stanford University. Mr. Rodriguez is a certified public accountant.

Clint B. Davis joined us in January 2006 as Senior Vice President, Legal Affairs, General Counsel and Secretary. From August 2000 to January 2006, Mr. Davis was a corporate attorney with the San Diego office of Morrison & Foerster LLP. While at Morrison & Foerster, Mr. Davis served as outside counsel to Endocare since January 2003 and represented a number of other life sciences and technology companies in a wide variety of business transactions, contractual arrangements and corporate governance matters. Prior to his employment with Morrison & Foerster, Mr. Davis was a corporate attorney with law firms in Boston and Los Angeles. Mr. Davis holds a B.A. from Rice University and a J.D. from Harvard Law School.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Impact of Historical Financial Reporting Problems and Transition to More Normal Operating Environment

The Company’s historical financial reporting problems led to several years of particular uncertainty and turbulence beginning in October 2002. In January 2003, the Securities and Exchange Commission and the Department of Justice initiated civil and criminal investigations and the Company was delisted from NASDAQ. Shortly thereafter a group of stockholders launched a proxy fight seeking to take control of the Company. A securities class action lawsuit and a derivative lawsuit also resulted.

From 2003 to 2006, there was a complete change in the membership of the Company’s Board of Directors and in the Company’s executive officers. Mr. Davenport joined the Company as its new Chief Executive Officer in December 2003. Mr. Rodriguez joined the Company as its new Chief Financial Officer in August 2004. Mr. Davis joined the Company as General Counsel in January 2006.

During the prolonged “turnaround” process, it was not clear whether the Company would survive given all the difficulties resulting from the historical financial reporting problems and significant uncertainty regarding the outcome of the governmental investigations. Among other things, it was unclear whether the Department of Justice ultimately would decide to indict the Company itself.

Despite the difficult operating environment, the Company continued to retain key employees, grow its business and attract investors. Ultimately, in July 2006 the Company resolved the governmental investigations by paying a $750,000 penalty to the Securities and Exchange Commission and entering into a non-prosecution agreement with the Department of Justice. After a reverse stock split on August 20, 2007, the Company finally gained relisting with NASDAQ on October 10, 2007.

The only significant item remaining from the Company’s historical financial reporting problems is the Company’s ongoing contractual obligation to advance legal fees for and indemnify its former officers and former directors in connection with the governmental investigations and legal proceedings involving them. Otherwise, the Compensation Committee believes that the Company’s turnaround is complete and the Company has successfully transitioned to a more normal operating environment.

As noted below, in making its most recent decisions the Compensation Committee took into account this transition and intends to continue to assess compensation in this context in light of the latest available peer group compensation data.

Principles Underlying Our Executive Compensation Policies and Decisions

The Company’s overall executive compensation philosophy is that executive compensation policy, practice and decisions should be guided by four key principles:

•	Pay for Performance. A significant portion of the total annual compensation of each executive officer should be based on the Company’s performance and the contribution to that performance made by such executive officer;

•	Incentive for Creation of Stockholder Value. In addition to our annual cash incentive programs, we grant equity compensation (in the form of restricted stock units, stock options and deferred stock units, as described below) to provide an incentive and opportunity for our executive officers to participate in the creation of stockholder value through stock price appreciation;

•	Alignment with Stockholders’ Interests. Executive compensation components should align with stockholders’ interests, to the extent reasonably practicable; and

•	Internal Parity and External Competitiveness. In setting and changing each executive officer’s total annual cash compensation and equity compensation, the Company seeks to achieve both internal parity and external competitiveness. For purposes of evaluating external competitiveness, the Company considers market data derived from medical device companies that the Company considers its peers for compensation purposes, as described below under “Benchmarking.”

Objectives of Our Compensation Programs

The primary objective of our compensation programs, including our executive compensation program, is to attract, motivate and retain highly qualified employees and directors who are committed to growing the Company’s business and increasing stockholder value in a manner consistent with our five core values:

•	Integrity. We manage our business in an honest, ethical and principled manner;

•	Accountability. We take ownership for our actions and behaviors;

•	Innovation. We encourage creative ideas that advance our processes and technologies;

•	Respect. We are considerate of the needs and opinions of others; and

•	Quality. We are uncompromising in our pursuit of excellence.

In addition, through our equity compensation programs, we strive to promote an ownership mentality among members of senior management and directors and further align their interests with the interests of our stockholders.

Items that Our Compensation Programs Are Designed to Reward

Our compensation programs are designed to foster both teamwork and individual contributions by rewarding both corporate and individual performance. In assessing executive officers’ contributions to the Company, the Compensation Committee considers numerous factors. The most important factor is the Company’s financial performance. The Compensation Committee also considers each executive’s leadership contributions and commitment to the Company, as well as achievement relative to specific corporate performance objectives set by the Compensation Committee, as described below.

Explanatory Note Regarding Reverse Stock Split

Consistent with the approach taken elsewhere in this proxy statement, all share numbers and per share prices included in this Compensation Discussion & Analysis and the accompanying tables have been adjusted to reflect the one-for-three reverse stock split that occurred on August 20, 2007.

Elements of Our Executive Compensation Programs

Our executive compensation programs consist of three primary elements, which are the same three elements that the Company uses for other members of senior management:

•	Base salary;

•	Incentive awards under our annual Management Incentive Compensation Program (MICP), which are paid in the form of cash, unless an employee elects to receive all or a portion of his target award in the form of deferred stock units (DSUs) under our Employee DSU Program; and

•	Equity compensation, which takes the form of restricted stock units (RSUs) or stock options.

Each of these elements is intended to meet a different objective, as described below under “Alignment of Elements of Executive Compensation with Overall Objectives.” They are combined to focus each of our executive officers and other members of senior management on high levels of sustained performance directed at key organizational objectives. A degree of risk/reward potential has been built into our compensation programs to motivate our executive officers and other members of senior management to achieve superior results.

Each of these elements is explained in more detail below. In addition to these three primary elements, our executive compensation programs also include customary employee benefits consisting of medical, dental, accidental death and disability, long-term disability and group term life insurance plans.

Base Salary

Base salary is the guaranteed element of each executive officer’s annual cash compensation. Each of our executive officers has an employment agreement pursuant to which he is entitled to a certain amount of base salary. This amount was determined based on our assessment of the executive officer’s skill set and experience and the market value of that skill set and experience, based on competitive market data, at the time when the Company entered into the respective employment agreement or amendment, as applicable.

Each year, the Company considers whether to adjust the base salaries of senior management, including the executive officers, in order to reward individual performance, keep pace with cost of living increases and respond to competitive considerations. For additional information regarding base salary considerations see below under “Alignment of Elements of Executive Compensation with Overall Objectives.”

Annual Management Incentive Compensation Program (MICP)

The annual Management Incentive Compensation Program (MICP) is a variable cash incentive program designed to motivate participants to achieve the Company’s annual financial and other performance objectives and to reward them for their achievements when those objectives are met. All executive officers, vice presidents and department directors are eligible to be considered for participation in the MICP. The

Compensation Committee may permit other employees to participate. The Compensation Committee specifically reviews and approves the MICP performance objectives, achievement percentages and ultimate payouts to the executive officers.

The Compensation Committee approves the performance objectives and related achievement percentages for each executive officer. Incentive awards are calculated using a formula that includes the participant’s salary, the participant’s target incentive and an achievement percentage based on the performance objectives that apply to the participant.

•	Target Incentives. Each participant’s target incentive is a percentage of the participant’s annual salary. This percentage is based on each participant’s position and related authority, responsibilities and accountability, except where a participant’s employment agreement or offer letter specifies the percentage (in which case the specified percentage is used). Additional overachievement amounts in excess of these percentages may be paid to reward achievement in excess of performance targets under the MICP.

•	Performance Objectives. In the first quarter of each year, we determine and finalize the performance objectives that will apply for that year. The Compensation Committee establishes and approves the performance objectives that will apply to each executive officer. The performance objectives that will apply to other participants are established and approved by the applicable department head and our Vice President, Human Resources, in consultation with the CEO and other members of senior management. For 2007 and 2008, all participants were given the same two performance objectives, both of which are corporate-based, as discussed below.

•	Achievement Percentage. In the first quarter of each year, we determine and finalize each participant’s achievement percentage under the MICP for the immediately preceding year. The Compensation Committee reviews and approves the achievement percentage of each participant who is an executive officer. The achievement percentages of other participants are reviewed and approved by the CFO and Vice President, Human Resources, in consultation with the CEO and other members of senior management. For 2007 and 2008, the same achievement percentages apply to all participants because all participants have the same two performance objectives, as discussed below.

•	Payment. After the achievement percentages are finalized in the first quarter of the year, awards are paid to the participants. Payment is made in the form of cash, unless a participant elects to receive all or a portion of the participant’s award in the form of DSUs under our Employee DSU Program described below.

The MICP is intended to provide “pay for performance” rather than being a guaranteed component of compensation. The MICP is intended to motivate participants to achieve challenging performance objectives that are important to our business. We believe that the challenging nature of our MICP performance objectives is demonstrated by the fact that only in 2007 has there been executive officer achievement in excess of 100% under the MICP. As explained below under “2007 MICP Terms” and “2008 MICP Terms,” for 2007 and 2008 the Compensation Committee decided that all participants would have the same performance objectives, one based on corporate revenues and the other based on corporate profitability.

Executive officer percentage achievement relative to the aggregate target under the MICP over the past three years is set forth in the following table:

	2005	2006	2007	Average

Craig T. Davenport	80%	38%	124%	81%
Michael R. Rodriguez	70%	36%	124%	77%
Clint B. Davis(1)	Not applicable	60%	124%	92%

(1)	Mr. Davis’ employment began on January 17, 2006, so he did not participate in the MICP in 2005.

Employee DSU Program

On May 18, 2006, our Board of Directors adopted the Employee DSU Program. The purposes of the Employee DSU Program were to: (i) enable us to conserve cash that otherwise would be used to make MICP payments; and (ii) enable eligible employees to obtain equity on a tax-deferred basis, with the benefit of a possible additional “premium percentage,” as described below. In addition, the Employee DSU Program further aligns participants’ interests with those of our stockholders.

Elections to participate in the Employee DSU Program are made on an annual basis. A participating employee will receive a percentage (minimum of 25% and maximum of 100%) of the employee’s target MICP award for the relevant year in the form of DSUs. Participating employees select the percentage at the time of electing to participate in the Employee DSU Program for the relevant MICP year. Each year our Compensation Committee determines the applicable election deadline.

Each DSU represents the right to receive one share of our common stock in the future on the DSU “payout date,” subject to vesting requirements, as described below.

Our Compensation Committee grants DSUs to participating employees after the end of the applicable election period. Based on the closing stock price on the date that the DSUs are granted, each participating employee will be granted DSUs equal in value to the portion of the employee’s MICP target amount that the employee has elected to receive in the form of DSUs, plus an additional “premium percentage” intended to encourage participation in the Employee DSU Program. Our Compensation Committee determines the premium percentage (if any) annually.

For 2006 and 2007, the premium percentage was 20%. These percentages were used because they represented the high end of a range suggested by AON in 2006 as reasonable based on analogous programs used by other companies. We used the high end of the range to motivate eligible employees to participate in the Employee DSU Program because participation saves the Company cash and further aligns the interests of participants with the interests of our stockholders.

For 2008, there is no premium percentage. After considering the Company’s current circumstances, including its cash balance and the continued transition of the Company to a more normal operating mode, the Compensation Committee decided that a premium percentage should not be offered for 2008.

All or a portion of the DSUs granted to a participating employee vest based on the employee’s percentage achievement under the MICP for the applicable year, as determined in the first quarter of the following year. We may permit the employee’s share of any taxes resulting from vesting to be paid by reducing the number of vested DSUs.

Ultimately, each employee’s vested DSUs will be “paid out” to the employee through the issuance to the employee of a corresponding number of shares of our common stock. At the time of making an annual election to participate in the Employee DSU Program, the employee selects as the “payout date” one of the following three options: (i) a predetermined date at least two years after the applicable election deadline (the date is specified by the employee in the employee’s election form); (ii) the termination of the employee’s employment; or (iii) the earlier of (i) or (ii); provided, however, that if the termination of the employee’s employment occurs earlier than two years after the applicable election deadline, then any issuance of shares that would otherwise be triggered by such termination will be deferred until the date that is two years after the applicable election deadline. In any event, the “payout date” would be accelerated in the case of a change of control of the company or the employee’s death. We may permit the employee’s share of any taxes resulting from the share issuance to be paid by reducing the number of shares issued.

A copy of the Employee DSU Program is attached as Exhibit 10.1 to the Current Report on Form 8-K that we filed with the SEC on May 22, 2006.

In order to satisfy certain regulatory requirements in preparation for the planned listing of our common stock on The NASDAQ Capital Market, on August 6, 2007 we amended the Employee DSU Program to impose a maximum 10-year term for the program (from the original adoption date, which was May 18, 2006) and establish a maximum number of shares that may be issued under the program, which is

700,000 shares. As of December 31, 2007, 81,589 DSUs were outstanding under the program, of which 16,279 were vested.

Equity Compensation

As noted above, one of the key principles underlying our executive compensation policies and decisions is that executive compensation components should align with stockholders’ interests, to the extent reasonably practicable. We believe that equity compensation such as stock options and RSUs help accomplish this goal in a manner consistent with two other key principles noted above, namely pay for performance and incentive for creation of stockholder value.

Stock options give the employee the right to purchase a certain number of shares of our common stock at a specific price, referred to as the exercise price, for a period of time after the stock options vest (the stock options usually expire on the tenth anniversary of the grant date). The exercise price equals the closing trading price of our common stock on the date on which the stock options are granted. See below under “Timing of Equity Awards” for information regarding how we determine the timing of grants of stock options and other equity awards.

RSUs give the employee the right to receive a certain number of shares of our common stock in the future, when the RSUs vest. Vesting can be based on continued employment and/or achievement of performance objectives. Unlike stock options, there is no exercise price that the employee must pay in order to receive the shares of stock.

The Company historically has used stock options as the primary form of equity compensation. Stock options granted by the Company generally have been structured to vest based on continued employment over a four-year period (25% on the first anniversary of the commencement of employment, with the balance vesting on a monthly basis over the remaining three years). Typically, there were no performance objectives imposed as a condition to the vesting of the options.

Beginning in 2007, we have decided that, under the Company’s current circumstances and given the considerations described below, RSUs that vest in large part based on performance are a better form of equity compensation for executive officers and other members of senior management. This decision was motivated by several considerations, including our desire to reduce the number of shares and related dilution associated with equity compensation awards as compared to stock options and to better align our practice with that of other comparable companies. Utilizing full-value awards such as RSUs requires a smaller number of shares because one full-value award is viewed as more valuable than a stock option award, given that a stock option award can only be exercised at a profit if the trading price of the Company’s stock exceeds the exercise price of the stock option. A related consideration was a perception among management and our directors that, given the volatility of the Company’s stock, stock options may not always be the most effective way to motivate individuals from an equity compensation perspective, particularly when the trading price of the Company’s stock falls below the exercise price of the stock options. It is important that the Company’s equity compensation programs continue to motivate employees even (or particularly) in periods in which the trading price of the Company’s stock declines. In addition to these considerations, the Compensation Committee saw an opportunity to utilize RSUs to motivate our executive officers and other members of senior management to achieve specific performance objectives, while avoiding the greater potential dilution and stock-price sensitivity associated with stock options.

At the same time, the Compensation Committee decided that in 2007 the Company would continue to utilize stock options with time-based vesting (rather than performance based-vesting) for employees who are not part of the Company’s senior management, as well as the Company’s non-employee directors, consistent with what the Compensation Committee and AON perceived to be the practice prevalent among other companies. As noted below under “Non-Employee Director RSU Program,” on December 20, 2007 the Board, at the recommendation of the Compensation Committee, decided that going forward RSUs would be awarded to non-employee directors instead of stock options.

Alignment of Elements of Executive Compensation with Overall Objectives

We believe that the three primary elements of our executive compensation programs align with our overall objectives of:

•	attracting, motivating and retaining highly qualified executives who are committed to growing the Company’s business and increasing stockholder value in a manner consistent with our five core values described above; and

•	promoting an ownership mentality among members of senior management and further aligning their interests with the interests of our stockholders.

In this regard, as noted above base salary is the guaranteed element of each executive officer’s annual cash compensation. Each of our executive officers has an employment agreement pursuant to which he is entitled to a certain amount of base salary. Each year, the Company considers whether to adjust the base salaries of senior management, including the executive officers, in order to reward individual performance, keep pace with cost of living increases and respond to competitive considerations. We believe that it is essential that the Company continue to pay competitive base salaries in order to achieve our objective of attracting, motivating and retaining highly qualified executives. In addition to the executive’s performance during the prior period, relative competitive data is also taken into consideration in decisions as to base salary.

Our annual MICP supports our objective of motivating our executive officers and other members of senior management by rewarding them for achieving specific annual performance objectives. In 2006 and 2007 participants in the MICP were encouraged to elect to receive all or a portion of their target MICP award in the form of DSUs instead of cash to conserve the Company’s capital resources and further align their interests with the interests of our stockholders.

Our equity compensation program aligns with both objectives stated above by giving our executive officers and other members of senior management greater potential ownership interests in the Company through RSUs, most of which are structured so that they will vest only if specific performance objectives are achieved, as described below under “Executive Compensation Decisions Relating to 2007.”

Allocation Among Different Elements of Compensation

Our Compensation Committee regularly reviews summaries that show each element of the compensation of each of our executive officers. At least annually, the Compensation Committee reassesses each element of executive compensation on its own and all of the elements in the aggregate. The Compensation Committee also evaluates whether the allocation among different elements of compensation is appropriate. In making this assessment, the Compensation Committee is guided by the principles and objectives described at the beginning of this Compensation Discussion & Analysis, as well as the particular circumstances of the Company and the respective executive officer to the extent deemed relevant to the assessment. The Compensation Committee uses the assistance of an independent compensation consultant when the Compensation Committee deems it appropriate.

Consideration of Accounting and Tax Treatments

We consider the accounting and tax treatments of the various elements of our executive and director compensation programs. In particular, we consider the accounting impact of Statement of Financial Accounting Standard (SFAS) No. 123R and the tax impacts of Section 162(m) and Section 409A of the Internal Revenue Code. In addition, the Compensation Committee considers generally the tax impact of equity compensation on the Company and participants in the Company’s equity compensation programs.

Our management assists the Compensation Committee in evaluating the accounting treatment of alternative forms of equity compensation under SFAS No. 123R. Effective January 1, 2006, we adopted SFAS No. 123R using the modified prospective transition method. Among other things, SFAS No. 123R requires companies to recognize in the financial statements the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards. Under the modified prospective method, we recognize compensation cost in the financial statements beginning with the effective date based on the requirements of SFAS No. 123R for all share-based payments granted, modified or settled after January 1, 2006, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date. For additional information regarding SFAS No. 123R, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

In structuring our executive compensation programs, we consider the impact of Sections 162(m) and 409A of the Internal Revenue Code. Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of the corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based and under a stockholder-approved plan. Currently, the Company does not employ any individual with non-performance based compensation paid in excess of the Section 162(m) tax deduction limit. However, because the MICP has not been approved by stockholders and equity grants may from time to time be made outside of stockholder-approved plans or otherwise not in conformity with the requirements of Section 162(m), the Company may in the future be prevented from deducting a portion of compensation paid to one or more executives as a result of Section 162(m).

Under Section 409A, if an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the affected employee is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income, in addition to any applicable state taxes.

Stock Ownership Guidelines

We have not adopted any guidelines requiring directors or executive officers to own a particular number of shares or percentage of the Company’s common stock. However, all of our directors and executive officers hold equity in the Company through our equity compensation programs and we encourage directors and executive officers to purchase shares of our common stock in the open market when permitted under our blackout and insider trading policies. For information regarding the equity ownership of each director and executive officer, see the beneficial ownership table included below under “Ownership of Our Common Stock.”

In addition, our Corporate Governance Guidelines state that all directors are encouraged to own stock in the Company in an amount that is appropriate for them. Furthermore, our Lead Independent Director has strongly urged all of our independent directors to participate fully in our Non-Employee Director DSU Program. Consistent with this encouragement and urging, since the adoption of the Non-Employee Director DSU Program in May 2006 each of our independent directors has participated to the maximum extent possible by electing to receive 100% of his retainers and meeting fees in the form of DSUs instead of cash.

Similarly, our executive officers also have been encouraged to participate in the Employee DSU Program for all or a portion of their annual target MICP incentive awards. Since the adoption of the DSU programs, our executive officers have participated as to the following percentages of their target MICP incentive awards for the years indicated: Mr. Davenport, 35% for 2006 and 50% for 2007; Mr. Rodriguez, 25% for both 2006 and 2007; and Mr. Davis, 100% for 2006, 2007 and 2008.

Benchmarking

In conducting its competitive market pay assessment in 2006, AON compared and contrasted pay for the Company’s executive officers with that of the competitive labor market at the 25th, 50th and 75th percentiles, utilizing AON’s proprietary Radford Surveys database of medical device companies and AON’s eComp database of publicly-traded companies as primary data sources for this project. Where possible, AON also provided data points for the 65th percentile, which is a reference point that the Company has historically utilized, as described below. As part of this process, AON developed a competitive peer group of 73 companies based on the Company’s revenues and market capitalization. A complete list of the companies included this peer group was attached as Appendix B to the proxy statement for the 2007 annual meeting of stockholders.

As part of the Compensation Committee’s review of the Company’s executive and director compensation policies and practices in preparation for compensation decisions relating to 2008, the Compensation Committee decided that it would develop a new peer group to be used for compensation purposes. The Compensation Committee worked in conjunction with management to identify and assess companies that might be appropriate for inclusion in the new peer group, based on a number of criteria, including types of products, market capitalization, annual revenues, stage of development and number of employees. The Compensation Committee wanted the peer group for 2008 to be a smaller and more focused group of companies than the 73 companies used in the peer group for 2007, in order to conform more closely to industry practice, make data collection and analysis more efficient and avoid the need to pay an outside consultant to gather and present the data. After various iterations and extensive discussion, the Compensation Committee decided that the peer group to be used for compensation decisions relating to 2008 would consist of the following 17 companies:

Abiomed, Inc.	Cardiac Science Corporation	PhotoMedex, Inc.
AngioDynamics, Inc.	Cutera, Inc.	Somanetics Corporation
Aspect Medical Systems, Inc.	Cytogen Corporation	Theragenics Corporation
AtriCure, Inc.	Endologix, Inc.	Thermage, Inc.
ATS Medical, Inc.	North American Scientific, Inc.	VNUS Medical Technologies, Inc.
BioSphere Medical, Inc.	Palomar Medical Technologies, Inc.

The Company’s policy in 2005 and prior years was that the total cash compensation of each executive officer should approximate the 65th percentile of executive compensation of medical device companies considered its peers. While the Compensation Committee continues to use the 65th percentile as one reference point in assessing the appropriateness of current executive compensation levels and considering possible adjustments, the Compensation Committee looks beyond competitive data in its deliberations on compensation for executive officers and assesses the overall reasonableness of compensation in light of the principles and objectives discussed above on page 15. The Compensation Committee considers the fact that in some cases the Company competes for executive talent with companies that are much larger. More recently, the Compensation Committee has begun to take into account the Company’s transition away from the difficulties posed by the Company’s historical financial reporting problems and to what is now a more normal operating environment. Additional discussion regarding the Compensation Committee’s use of peer group data is contained below under “Executive Compensation Decisions Relating to 2007” and “Executive Compensation Decisions Relating to 2008.”

Role of Executive Officers in Compensation Process

The Compensation Committee confers with the Company’s CEO and other executive officers, as well as the Company’s Vice President, Human Resources, in determining executive and director compensation. The Compensation Committee’s charter states that, as necessary or desirable, the Committee’s chairman may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Compensation Committee, to be present at meetings of the Compensation Committee, consistent with the maintenance of confidentiality of compensation discussions. The charter provides that the CEO may not be present during voting or deliberations regarding the CEO’s compensation. At the Compensation Committee’s request, in 2006 AON met with members of the Company’s management on several occasions to obtain their input regarding the Company’s executive compensation programs and the Company’s overall compensation strategy.

Timing of Equity Awards

The Company’s current practice is that all equity compensation awards are made at or above the market price on the date that the award is granted. In general, annual equity compensation awards to continuing employees are approved by the Compensation Committee at a meeting of the Compensation Committee in the first quarter of the year, in conjunction with the Compensation Committee’s annual review of the Company’s compensation programs. The Compensation Committee may make awards at other times during the year when the Compensation Committee decides that it is necessary or advisable, usually for retention purposes or to reward performance. Awards to new hires are typically made by the Compensation Committee at the first meeting of the Compensation Committee following the applicable hire date. The Compensation Committee may approve equity awards by unanimous written consent, but the Compensation Committee’s standard practice is to approve equity awards at meetings of the Compensation Committee. We do not have any specific program, plan or practice to time the grant of equity awards in coordination with the release of material nonpublic information. However, the Compensation Committee does not intend to grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Company does not intend to time the release of material nonpublic information based on equity award grant dates.

Executive Compensation Decisions Relating to 2007

2007 Executive Officer Base Salary Adjustments

In the first quarter of 2007, the Compensation Committee conducted its annual review of executive compensation, including executive officer base salaries. In conducting this review, the Compensation Committee referred to, among other things, the compensation analysis prepared in the Fall of 2006 by AON, an independent compensation consultant engaged by the Compensation Committee (the engagement of AON is described above under the “Corporate Governance” section of this proxy statement). The Compensation Committee considered internal parity and external competitiveness (including general market data) in determining whether to adjust executive officer base salaries.

After consideration, the Compensation Committee determined that the base salaries of Messrs. Davenport and Davis should not be increased and that the base salary of Mr. Rodriguez should be increased from $216,140 to $223,763, retroactive to January 1, 2007.

2007 MICP Terms

For 2007 the Compensation Committee decided to modify the MICP generally as it applies to all participants, including executive officers, by using only two performance objectives, each weighted 50%. These two performance objectives included a revenue target for 2007 and an adjusted EBITDA target for 2007. “Adjusted EBITDA” consists of earnings before interest, taxes, depreciation and amortization, excluding SFAS No. 123R equity compensation expense.

For purposes only of the 2007 MICP, the adjusted EBITDA target excluded legal fees and expenses related to the governmental investigations and legal proceedings referred to above. These legal fees and expenses result principally from the Company’s contractual indemnification obligations and therefore are largely out of the control of management. The adjusted EBITDA target also excluded legal fees and expenses associated with the Company’s litigation against KPMG and expenses associated with the 2007 MICP. In addition, under the 2007 MICP the Board of Directors had the authority to exclude any other expenditure that is both approved by the Board of Directors and specifically designated by the Board of Directors as an expenditure that should be excluded from the 2007 MICP adjusted EBITDA measure. The Board of Directors did not exercise that exclusion authority and management did not request any such exercise.

The Compensation Committee set the targets under the 2007 MICP based on the Company’s 2007 Annual Operating Plan, which was approved by the Company’s Board of Directors on January 31, 2007.

The revenue target for 2007 was structured as follows:

•	total revenue equal to or greater than $27,925,000 equaled 75% achievement of the revenue target;

•	total revenue equal to or greater than $28,652,000 equaled 90% achievement of the revenue target; and

•	total revenue equal to or greater than $30,160,000 equaled 100% achievement of the revenue target.

Performance between revenue achievement levels would be interpolated on a straight-line basis. In order to provide additional incentive for overachievement, for each percentage achievement above total revenue of $30,160,000 two times the percentage would be added to the achievement percentage.

The adjusted EBITDA target for 2007 was structured as follows:

•	adjusted EBITDA loss less than or equal to $4.2 million equaled 50% achievement of the adjusted EBITDA target;

•	adjusted EBITDA loss less than or equal to $3.6 million equaled 75% achievement of the adjusted EBITDA target; and

•	adjusted EBITDA loss less than or equal to $3.2 million equaled 100% achievement of the adjusted EBITDA target.

Similar to the revenue target, performance between adjusted EBITDA achievement levels would be interpolated on a straight-line basis. In order to provide additional incentive for overachievement, for each percentage achievement below adjusted EBITDA loss of $3.2 million, two times the percentage would be added to the achievement percentage.

In setting the targets under the 2007 MICP, the Compensation Committee considered the shift in the mix of the Company’s revenues from cryoablation procedure fees to sales of cryoablation disposable products, which have a lower average selling price but are typically more profitable. Unlike the 2006 MICP, the 2007 MICP capped the amount that may be earned through overachievement by establishing a maximum achievement percentage of 150% for each performance objective.

Under our Employee DSU Program, each of the executive officers elected in March 2007 to receive a percentage of his target 2007 MICP award in the form of DSUs instead of cash, as follows: Mr. Davenport, 50%; Mr. Rodriguez, 25%; and Mr. Davis, 100%.

Achievement Under 2007 MICP

Based on the Company’s financial performance in 2007, our executive officers and other participants in the 2007 MICP achieved 98% of the revenue target and 150% of the adjusted EBITDA target, as a result of the 150% overachievement cap referred to above. Therefore, aggregate achievement under the 2007 MICP was 124%. This aggregate achievement meant that each executive officer and other participant in the 2007 MICP received 124% of his or her target incentive payout.

For Mr. Davenport, this 2007 MICP achievement resulted in a cash payment of $245,310 and the vesting of all 29,864 DSUs that Mr. Davenport had elected to receive in lieu of cash under the 2007 MICP.

For Mr. Rodriguez, this 2007 MICP achievement resulted in a cash payment of $88,453 and the vesting of all 4,031 DSUs that Mr. Rodriguez had elected to receive in lieu of cash under the 2007 MICP.

For Mr. Davis, this 2007 MICP achievement resulted in a cash payment of $22,848 and the vesting of all 17,153 DSUs that Mr. Davis had elected to receive in lieu of cash under the 2007 MICP.

2007 Equity Compensation Awards to Executive Officers

For the reasons described above under “Equity Compensation,” the Compensation Committee decided for 2007 to grant RSUs to the Company’s senior management, including the executive officers, instead of granting stock options.

On February 21, 2007, the Compensation Committee approved the Company’s standard form of RSU agreement under the Company’s 2004 Stock Incentive Plan. RSUs give the recipient the right to receive a certain number of shares of the Company’s common stock in the future when the RSUs vest. Vesting can be based on continued employment and/or achievement of performance objectives. The standard form of RSU agreement incorporates the default provisions under the 2004 Stock Incentive Plan, similar to the Company’s standard form of stock option agreement under that plan. These default provisions include “double-trigger”

vesting acceleration in the case of a change in control of the Company, such as a merger or acquisition. “Double-trigger” vesting acceleration means that vesting acceleration is triggered only if the employee’s employment terminates in certain circumstances in connection with or following a change in control of the Company. The 2004 Stock Incentive Plan’s “double-trigger” provision applies if the employee’s employment is terminated without “Cause” within 12 months after the change in control. For these purposes, the definition of “Cause” is the same definition as is contained in the respective employee’s employment agreement, if the employee has an employment agreement. Otherwise the definition is based on the employee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a related entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a related entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

On February 23, 2007, after considering the market data provided by AON and the principles and objectives underlying the Company’s executive compensation programs, the Compensation Committee approved the following grants of RSUs to the executive officers:

•	Grant of RSUs to Mr. Davenport. Mr. Davenport was granted an aggregate of 266,666 RSUs. This grant is intended by the Compensation Committee to cover a three-year period of long-term incentive compensation for Mr. Davenport, and it is not anticipated that he will be awarded additional long-term equity compensation for any period prior to December 31, 2009. Of this award, 133,333 of the RSUs vest equally over three years based on Mr. Davenport’s continued employment, subject to the “single-trigger” change in control provisions described below. The remaining 133,333 RSUs vest only if the Company achieves specific profitability goals over the 2007-2009 period described below and
Mr. Davenport remains employed at the time such achievement is determined by the Compensation Committee to have occurred, subject to the “single-trigger” change in control provisions described below. The form of RSU agreement used for Mr. Davenport’s RSU grants is similar to the Company’s standard form of RSU agreement except that Mr. Davenport’s RSU agreements contain “single-trigger” vesting acceleration. “Single-trigger” vesting acceleration means that vesting acceleration is triggered automatically by the occurrence of a change in control of the Company (such as a merger or acquisition involving a change in control);

•	Grant of RSUs to Mr. Rodriguez. Mr. Rodriguez was granted an aggregate of 50,000 RSUs, using the Company’s standard form of RSU agreement. This grant is intended by the Compensation Committee to cover a three-year period of long-term incentive compensation for Mr. Rodriguez relative to performance incentive. It is not anticipated that Mr. Rodriguez will be awarded additional long-term equity compensation for performance purposes during such period, although the Compensation Committee may consider additional long-term equity compensation for retention purposes. Subject to the “double-trigger” change in control provisions contained in the standard form of RSU agreement, these RSUs vest only if the Company achieves the profitability goals described below and Mr. Rodriguez remains employed at the time such achievement is determined by the Compensation Committee to have occurred; and

•	Grant of RSUs to Mr. Davis. Mr. Davis was granted an aggregate of 40,000 RSUs, using the Company’s standard form of RSU agreement. This grant is intended by the Compensation Committee to cover a three-year period of long-term incentive compensation for Mr. Davis relative to performance incentive. It is not anticipated that Mr. Davis will be awarded additional long-term equity compensation for performance purposes during such period, although the Compensation Committee may consider additional long-term equity compensation for retention purposes. Subject to the “double-trigger” change in control provisions contained in the standard form of RSU agreement, these RSUs vest only if the Company achieves the profitability goals described below and Mr. Davis remains employed at the time such achievement is determined by the Compensation Committee to have occurred.

In structuring the profitability goals for the performance-based RSUs granted to Messrs. Davenport, Rodriguez and Davis and other members of senior management, the Compensation Committee’s intent was to require that the Company become self-sustaining on a consistent basis. Accordingly, these RSUs vest only if, in any consecutive three fiscal quarters commencing on or after April 1, 2007 and ending on or before December 31, 2009, the Company achieves both (i) positive “adjusted EBITDA” in each of any two of such quarters, and (ii) positive “adjusted EBITDA” in the aggregate over all three such quarters. For these purposes, the term “adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, excluding only equity compensation expense under SFAS No. 123R.

Retention Agreements with Messrs. Rodriguez and Davis

In December 2006, we entered into retention agreements with numerous key employees. Pursuant to each retention agreement, the Company agreed to make a retention payment to each employee, subject to the employee’s continued employment by the Company through the date on which the Company files its Annual Report on Form 10-K for the year ending December 31, 2007 (the “Retention Date”). Messrs. Rodriguez and Davis were among the employees with whom the Company entered into retention agreements. A total of $825,000 in retention payments were made in April 2008 pursuant to the retention agreements. Each of Messrs. Rodriguez and Davis received a retention payment of $100,000.

Executive Compensation Decisions Relating to 2008

2008 Executive Officer Base Salary Adjustments

Based on a review of current base salary levels in light of the latest peer group compensation data available, the Compensation Committee agreed with Mr. Davenport’s recommendation that his base salary not be increased in 2008 and that the base salaries of Messrs. Rodriguez and Davis be increased by three percent in 2008, consistent with the typical annual salary increases made for other members of senior management.

Amendment to Mr. Davenport’s Employment Agreement

In connection with our Compensation Committee’s annual review of the compensation of our executive officers in light of the latest peer group compensation data available (including salaries, annual incentive compensation, long-term incentive compensation, benefits and other compensation), Mr. Davenport voluntarily offered in February 2008 to amend his employment agreement to reduce his target MICP incentive from 85% of base salary to 65% of base salary. The Compensation Committee accepted his offer and the amendment was entered into on February 28, 2008. The Compensation Committee believes that this reduction in Mr. Davenport’s target MICP incentive brings Mr. Davenport’s cash compensation more in line with the latest peer group compensation data available. The reduced target MICP incentive will apply immediately, beginning with the 2008 MICP.

2008 MICP Terms

In structuring the 2008 MICP, the Compensation Committee’s intent was to increase the degree of difficulty compared with the 2007 MICP. The Compensation Committee believes that an increased degree of difficulty is consistent with the Company’s transition to a more normal operating environment, as described above. Additionally, the Compensation Committee decided not to permit payment for overachievement of the adjusted EBITDA objective under the 2008 MICP in order to avoid discouraging or delaying continued investments in the Company’s future growth. The Compensation Committee also considered the significant overachievement of the adjusted EBITDA objective under the 2007 MICP and wished to provide additional incentive in 2008 for overachievement of the revenue objective instead of overachievement of the adjusted EBITDA objective. The Compensation Committee continues to believe that progress toward profitability is important, and management has considerable incentive to achieve this goal in the form of the performance RSUs granted in February 2007, which are described above. At the same time, the Compensation Committee believes that revenue growth is currently a particularly important financial objective for the Company and is critical to the Company’s success.

All participants in the 2008 MICP have the same two performance objectives. These performance objectives consist of one corporate objective relating to revenues (weighted 50%) and one corporate objective relating to profitability (weighted 50%). Profitability is measured using “adjusted EBITDA,” which consists of earnings before interest, taxes, depreciation and amortization, excluding equity compensation expense under SFAS No. 123R. Certain legal fees and other expenses are specifically excluded from the profitability objective, as well as any expenses that the Compensation Committee designates in the future as expenses that should be excluded for purposes of the 2008 MICP.

For the reasons stated above, the 2008 MICP does not permit any additional amounts to be earned by overachieving the adjusted EBITDA objective. The 2008 MICP caps the amount that may be earned through overachievement of the revenue objective by establishing a maximum achievement percentage of 125% for the revenue objective.

The achievement percentages under the 2008 MICP will be determined in the first quarter of 2009. Following that determination, the corresponding incentive payouts will be made in the form of cash and/or the vesting of DSUs under our Employee DSU Program. A participant must remain employed by the Company through the date of payout in order to receive any award under the 2008 MICP.

For purposes of determining achievement under the 2008 MICP, the Compensation Committee has the authority to exclude the financial effects of any of the following transactions (proposed or consummated) that the Compensation Committee determines should be so excluded: (a) any acquisitions by the Company of other companies or product lines; (b) any arrangements involving license grants by or to the Company that are outside of the ordinary course of business; and (c) any other transactions that are outside of the ordinary course of business.

The target incentive amounts payable under the 2008 MICP to our executive officers are the percentages of annual base salary that are specified in their respective employment agreements, as follows: 65% for Mr. Davenport and 40% for Messrs. Rodriguez and Davis. As a result of the amendment to his employment agreement discussed above, the percentage for Mr. Davenport was reduced from 85% to 65%, beginning with the 2008 MICP.

2008 Equity Compensation Awards to Executive Officers

Given that the RSUs granted to the executive officers and other members of senior management in 2007 were intended to cover a three-year period of long-term incentive compensation for performance purposes, our Compensation Committee decided not to grant any additional equity compensation awards to the executive officers when the Compensation Committee approved its annual equity compensation grants on February 27, 2008. Instead, consistent with the recommendation of senior management, the Compensation Committee’s annual equity compensation grants on February 27, 2008 were focused primarily on the Company’s field sales personnel, including Regional Vice Presidents, territory managers and clinical technicians.

Termination and Change-in-Control Provisions Applicable to Executive Officers

Each of our executive officers is entitled under his employment agreement to receive severance if his employment is terminated in certain circumstances, as described below. In addition, the stock options and RSUs held by each executive officer have “single-trigger” or “double-trigger” vesting acceleration in connection with a change in control, as described below.

“Single-trigger” vesting acceleration means that vesting acceleration is triggered automatically by the occurrence of a change in control of the Company (such as a merger or acquisition involving a change in control). “Double-trigger” vesting acceleration means that vesting acceleration is triggered only if the employee’s employment terminates in certain circumstances in connection with or following a change in control of the Company.

The default provision under the Company’s 1995 Stock Plan was “single-trigger” vesting acceleration. In adopting a new equity compensation plan for the Company in 2004, “double-trigger” vesting acceleration was selected as the default provision for the Company’s 2004 Stock Incentive Plan. Therefore, unless specifically provided otherwise in the relevant stock option agreements, stock options granted under the 1995 Stock Plan have “single-trigger” vesting acceleration and stock options granted under the 2004 Stock incentive Plan have “double-trigger” vesting acceleration. The 2004 Stock Incentive Plan’s “double-trigger” provision applies if the employee’s employment is terminated without “Cause” within 12 months after the change in control. For these purposes, the definition of “Cause” is the same definition as is contained in the respective employee’s employment agreement, if the employee has an employment agreement. Otherwise the definition is based on the employee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a related entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a related entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

Termination and Change-in-Control Provisions Applicable to Mr. Davenport

Under his employment agreement, as amended, if we terminate Mr. Davenport’s employment other than for “Cause” or if Mr. Davenport terminates his employment for “Good Reason,” then, on the first day of the seventh month following termination, we will make a lump sum payment to Mr. Davenport in an amount equal to his annual base salary and annual target bonus. In addition, during the twelve months following termination, (i) we will make available to Mr. Davenport the benefits made generally available by us to our employees, and (ii) all of his current options will continue to vest during the 12-month period. If Mr. Davenport terminates his employment at any time within the 180-day period immediately following the six-month anniversary of the date of the occurrence of a change in control, then Mr. Davenport is entitled to receive a minimum aggregate amount of $750,000.

Under his employment agreement, the Company’s termination of Mr. Davenport’s employment will be for “Cause” if Mr. Davenport:

•	exhibits willful misconduct or dishonesty which materially and adversely affects the business reputation of Mr. Davenport or the Company;

•	is convicted of a felony;

•	acts (or fails to act) in the performance of his duties to the Company in bad (good) faith and to the Company’s detriment;

•	materially breaches his employment agreement or any other agreement with the Company, which if curable, is not cured to the Company’s reasonable satisfaction within 30 days of written notice thereof; or

•	engages in misconduct that is demonstrably and materially injurious to the Company, including, without limitation, willful and material failure to perform his duties as an officer or employee of the Company or excessive absenteeism unrelated to illness or vacation, which if curable, is not cured to the Company’s reasonable satisfaction within 30 days of written notice thereof.

Under his employment agreement, Mr. Davenport’s termination of his employment will be for “Good Reason” if Mr. Davenport terminates his employment:

•	at any time within the 180-day period immediately following the six-month anniversary of the date of the occurrence of a change in control of the Company;

•	within six months of the Company’s material reduction of Mr. Davenport’s level of responsibility; or

•	within six months of the Company’s material reduction of Mr. Davenport’s base salary, except for any salary reduction that is generally applicable to the Company’s executives.

Upon the commencement of his employment, Mr. Davenport received options to purchase an aggregate of 333,333 shares of our common stock. These options were granted outside of any equity compensation plan. The terms of the option agreements include “single-trigger” vesting acceleration in the case of a change in control.

On April 28, 2005, in connection with an amendment to his employment agreement, Mr. Davenport was granted an additional option to purchase 75,000 shares of our common stock. This option was granted under the Company’s 2004 Stock Incentive Plan. This option is subject to “single-trigger” vesting acceleration, consistent with the options granted to Mr. Davenport upon commencement of his employment.

On February 23, 2006, Mr. Davenport was granted an additional option to purchase 26,667 shares of our common stock. This option was granted under the Company’s 2004 Stock Incentive Plan. This option is subject to “single-trigger” vesting acceleration.

On February 23, 2007, Mr. Davenport was granted 266,666 RSUs. The RSUs were granted under the Company’s 2004 Stock Incentive Plan. These RSUs are subject to “single-trigger” vesting acceleration.

For further information regarding these termination and change-in-control provisions and quantitative examples of how these provisions might apply given certain assumptions, see below under “Potential Payments Upon Termination Or Change In Control.”

Termination and Change-in-Control Provisions Applicable to Mr. Rodriguez

Under his employment agreement, as amended, if we terminate Mr. Rodriguez’s employment other than for “Cause” or if Mr. Rodriguez terminates his employment for “Good Reason,” then, during the 12-month period immediately following the date of Mr. Rodriguez’s termination, we will continue to pay to Mr. Rodriguez his base salary and make available to Mr. Rodriguez the benefits made generally available by us to our employees.

Under his employment agreement, the Company’s termination of Mr. Rodriguez’s employment will be for “Cause” if Mr. Rodriguez:

•	exhibits willful misconduct or dishonesty;

•	is convicted of a felony;

•	acts (or fails to act) in the performance of his duties to the Company in bad (good) faith and to the Company’s detriment;

•	materially breaches his employment agreement or any other agreement; or

•	engages in misconduct that is demonstrably and materially injurious to the Company, including, without limitation, willful and material failure to perform his duties as an officer or employee of the Company or excessive absenteeism unrelated to illness or vacation.

Under his employment agreement, Mr. Rodriguez’s termination of his employment will be for “Good Reason” if Mr. Rodriguez terminates his employment:

•	within six months of the Company’s material reduction of Mr. Rodriguez’s level of responsibility; or

•	within six months of the Company’s material reduction of Mr. Rodriguez’s base salary, except for any salary reduction that is generally applicable to the Company’s executives.

Upon the commencement of his employment, Mr. Rodriguez received options to purchase an aggregate of 91,667 shares of our common stock. These options were granted under the Company’s 1995 Stock Plan. As described above, the default provision under the 1995 Stock Plan is “single-trigger” vesting acceleration. The option agreement governing this option grant incorporates the “single-trigger” default provision under the 1995 Stock Plan.

On February 23, 2006, Mr. Rodriguez was granted an additional option to purchase 16,667 shares of our common stock. This option was granted under the Company’s 2004 Stock Incentive Plan. This option is subject to “single-trigger” vesting acceleration, consistent with the options granted to Mr. Rodriguez upon commencement of his employment.

On February 23, 2007, Mr. Rodriguez was granted 50,000 RSUs. The RSUs were granted under the Company’s 2004 Stock Incentive Plan and use the standard “double-trigger” vesting acceleration under the 2004 Stock Incentive Plan.

For further information regarding these termination and change-in-control provisions and quantitative examples of how these provisions might apply given certain assumptions, see below under “Potential Payments Upon Termination Or Change In Control.”

Termination and Change-in-Control Provisions Applicable to Mr. Davis

Mr. Davis’ employment agreement, as amended, contains severance provisions (including definitions of “Cause” and “Good Reason”) that mirror those contained in Mr. Rodriguez’s employment agreement, as described above.

Upon the commencement of his employment, Mr. Davis received options to purchase an aggregate of 83,333 shares of our common stock. These options were granted under the Company’s 2004 Stock Incentive Plan. These options are subject to “single-trigger” vesting acceleration, consistent with the options granted to Messrs. Davenport and Rodriguez.

On February 23, 2007, Mr. Davis was granted 40,000 RSUs. The RSUs were granted under the Company’s 2004 Stock Incentive Plan and use the standard “double-trigger” vesting acceleration under the 2004 Stock Incentive Plan.

For further information regarding these termination and change-in-control provisions and quantitative examples of how these provisions might apply given certain assumptions, see below under “Potential Payments Upon Termination Or Change In Control.”

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis (CD&A) included above in this proxy statement. Based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the CD&A be included in this proxy statement (and our Annual Report on Form 10-K through incorporation by reference to this proxy statement).

COMPENSATION COMMITTEE

Eric S. Kentor, Chairman
John R. Daniels, M.D.
David L. Goldsmith

2007 SUMMARY COMPENSATION TABLE

										Change in
										Pension
										Value and
										Nonqualified
								Non-Equity		Deferred
						Option		Incentive Plan		Compensation	All Other
Name and	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)		Awards ($)		Compensation ($)		Earnings ($)	Compensation ($)		Total ($)
Principal Position (a)	(b)	(c)	(d)	(e)		(f)		(g)		(h)	(i)		(j)

Craig T. Davenport,	2007	$390,000	None	$476,923	(3)	$1,204,707	(5)	$411,060	(6)	None	$11,979	(12)	$2,494,669
CEO, President & Chairman	2006	$390,000	None	$8,702	(4)	$1,146,673	(5)	$124,312	(7)	None	$18,565	(12)	$1,688,252
Michael R. Rodriguez,	2007	$223,445	None	$90,875	(3)	$121,450	(5)	$110,830	(8)	None	$11,535	(13)	$558,135
SVP, Finance & CFO	2006	$215,551	None	$1,644	(4)	$119,675	(5)	$31,665	(9)	None	$11,109	(13)	$379,644
Clint B. Davis,	2007	$238,000	None	$88,160	(3)	$117,733	(5)	$118,048	(10)	None	$9,071	(14)	$571,012
SVP, Legal Affairs & General Counsel	2006	$218,319	$18,986 (2)	$7,859	(4)	$133,780	(5)	$20,311	(11)	None	$4,865	(14)	$404,120

(1)	Amounts earned under our 2007 Management Incentive Compensation Program (MICP) and our 2006 MICP are reported under column (g), Non-Equity Incentive Plan Compensation.

(2)	The Compensation Committee exercised its discretion to exclude certain expenses for purposes of determining Mr. Davis’ achievement of the 2006 MICP objective relating to the reduction of legal fees, thereby increasing Mr. Davis’ 2006 MICP achievement percentage from 31.13% to 60.23%. The amount reported under column (d), Bonus, represents the expense under SFAS No. 123R recognized by the Company for 2006 with respect to the portion of the DSUs that Mr. Davis would not have earned in the absence of this exercise of discretion. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(3)	Represents the aggregate expense under SFAS No. 123R recognized by the Company for 2007 with respect to (i) the RSUs granted to the respective executive officer on February 23, 2007 ($443,773 for Mr. Davenport, $86,400 for Mr. Rodriguez and $69,120 for Mr. Davis) and (ii) the 20% “premium percentage” applicable to the DSU awards made to the applicable executive officer under the Employee DSU Program as a result of the executive officer’s election to receive all or a portion of his target incentive payment under the 2007 MICP in the form of DSUs instead of cash ($33,150 for Mr. Davenport, $4,475 for Mr. Rodriguez and $19,040 for Mr. Davis). For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(4)	Represents the aggregate expense under SFAS No. 123R recognized by the Company for 2006 with respect to the 20% “premium percentage” applicable to the DSU awards made to the applicable executive officer under the Employee DSU Program as a result of the executive officer’s election to receive all or a portion of his target incentive payment under the 2006 MICP in the form of DSUs instead of cash. As discussed above in the Compensation Discussion & Analysis, only a percentage of the DSUs ultimately vested, based on the following achievement percentages: Mr. Davenport, 37.50%; Mr. Rodriguez, 36.26%; and Mr. Davis, 60.23%. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(5)	Represents the aggregate expense under SFAS No. 123R recognized by the Company in the respective year as a result of option awards held by the applicable executive officer, disregarding estimated forfeitures. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(6)	Includes $245,310 in cash incentive compensation earned during 2007 under our 2007 MICP. Also includes $165,750 representing the aggregate expense under SFAS No. 123R recognized by the Company for 2007 as a result of Mr. Davenport’s election to receive 50% of his target incentive payment under our 2007 MICP in the form of DSUs under our Employee DSU Program. The 20% “premium percentage” applicable to the DSUs is included in this table under column (e), Stock Awards. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(7)	Includes $80,803 in cash incentive compensation earned during 2006 under our 2006 MICP. Also includes $43,509 representing the aggregate expense under SFAS No. 123R recognized by the Company for 2006 as a result of Mr. Davenport’s election to receive 35% of his target incentive payment under our 2006 MICP in the form of DSUs under our Employee DSU Program. The 20% “premium percentage” applicable to the DSUs is included in this table under column (e), Stock Awards. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(8)	Includes $88,453 in cash incentive compensation earned during 2007 under our 2007 MICP. Also includes $22,377 representing the aggregate expense under SFAS No. 123R recognized by the Company for 2007 as a result of Mr. Rodriguez’s election to receive 25% of his target incentive payment under our 2007 MICP in the form of DSUs under our Employee DSU Program. The 20% “premium percentage” applicable to the DSUs is included in this table under column (e), Stock Awards. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(9)	Includes $23,448 in cash incentive compensation earned during 2006 under our 2006 MICP. Also includes $8,217 representing the aggregate expense under SFAS No. 123R recognized by the Company for 2006 as a result of Mr. Rodriguez’s election to receive 25% of his target incentive payment under our 2006 MICP in the form of DSUs under our Employee DSU Program. The 20% “premium percentage” applicable to the DSUs is included in this table under column (e), Stock Awards. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(10)	Includes $22,848 in cash incentive compensation earned during 2007 under our 2007 MICP. Also includes $95,200 representing the aggregate expense under SFAS No. 123R recognized by the Company for 2007 as a result of Mr. Davis’ election to receive 100% of his target incentive payment under our 2007 MICP in the form of DSUs under our Employee DSU Program. The 20% “premium percentage” applicable to the DSUs is included in this table under column (e), Stock Awards. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(11)	Represents the aggregate expense under SFAS No. 123R recognized by the Company for 2006 as a result of Mr. Davis’ election to receive 100% of his target incentive payment under our 2006 MICP in the form of DSUs under our Employee DSU Program. The 20% “premium percentage” applicable to the DSUs is included in this table under column (e), Stock Awards. As described above in footnote (2), an additional amount relating to the Compensation Committee’s exercise of discretion is included in this table under column (d), Bonus. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008.

(12)	Amount consists of (i) $11,979 for 2007 and $11,628 for 2006, representing the value of our contributions on behalf of Mr. Davenport under our medical, dental, accidental death and disability, long-term disability and group term life insurance plans, and (ii) $6,937 for 2006 in accrued paid time off that we permitted Mr. Davenport to cash out and donate to the families of current or former employees in need, consistent with our policy of permitting employees to cash out and donate accrued paid time off in certain circumstances.

(13)	Represents the value of our contributions on behalf of Mr. Rodriguez under our medical, dental, accidental death and disability and group term life insurance plans.

(14)	Amount consists of (i) $6,210 for 2007 and $4,865 for 2006, representing the value of our contributions on behalf of Mr. Davis under our medical, dental, accidental death and disability, long-term disability and group term life insurance plans, and (ii) $2,861 for 2007 in accrued paid time off that we permitted Mr. Davis to cash out and donate to the families of current or former employees in need, consistent with our policy of permitting employees to cash out and donate accrued paid time off in certain circumstances.

Explanatory Information Relating to 2007 Summary Compensation Table

The information contained above in the Summary Compensation Table should be viewed in light of the information contained above in the Compensation Discussion & Analysis and in the additional tables included below. In particular, we believe that it is important to note the following points regarding the higher compensation amounts for 2007 over 2006:

•	As discussed above in the Compensation Discussion & Analysis, the 2007 MICP achievement percentage of 124% was unusually high. By comparison, the average aggregate MICP achievement percentage for our executive officers from 2005 to 2007 was 83%. For 2005 and 2006 taken together, the average aggregate MICP achievement percentage was 57%.

•	Mr. Davenport’s MICP payout in 2006 and 2007 reflects the fact that his target incentive was 85% of his base salary. As noted above, in connection with our Compensation Committee’s annual review of the compensation of our executive officers in light of the latest peer group compensation data available (including salaries, annual incentive compensation, long-term incentive compensation, benefits and other compensation), Mr. Davenport voluntarily offered in February 2008 to amend his employment agreement to reduce his target MICP incentive from 85% of base salary to 65% of base salary. The Compensation Committee accepted his offer and the amendment was entered into on February 28, 2008. The Compensation Committee believes that this reduction in Mr. Davenport’s target MICP incentive brings Mr. Davenport’s cash compensation more in line with the latest peer group compensation data available. The reduced target MICP incentive will apply immediately, beginning with the 2008 MICP.

•	In assessing the expense in 2006 and 2007 associated with Mr. Davenport’s stock options, it is important to recognize that 300,000 of the 435,000 stock options held by Mr. Davenport vested fully on December 15, 2007 and therefore there will not be any additional expense associated with those stock options in future years. In addition, it is important to note that of the 435,000 stock options held by Mr. Davenport 333,333 have an exercise price of $12.81, 75,000 have an exercise price of $10.35 and 26,667 have an exercise price of $9.93. See below in the Outstanding Equity Awards at 2007 Fiscal Year-End table.

•	In assessing the expense in 2007 associated with stock awards, it should be noted that, subject to change in control provisions discussed above, 50% of the RSUs held by Mr. Davenport vest only if the Company achieves specific profitability goals over the 2007-2009 period and none of the RSUs held by Messrs. Rodriguez and Davis vest unless the Company achieves these profitability goals. The specific profitability goals are described in the Compensation Discussion & Analysis.

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2007.

GRANTS OF PLAN-BASED AWARDS IN 2007

										All Other
									All Other	Option Awards:
			Estimated Possible Payouts			Estimated Possible Payouts			Stock Awards:	Number of
			Under Non-Equity			Under Equity			Number of	Securities	Exercise or	Grant Date
			Incentive Plan Awards			Incentive Plan Awards			Shares of Stock	Underlying	Base Price	Fair Value
	Grant		Threshold	Target	Maximum	Threshold		Maximum	or Units	Options	of Option	of Stock and
Name	Date	Approval	($)	($)	($)	(#)	Target (#)	(#)	(#)	(#)	Awards ($/Sh)	Option Awards
(a)	(b)	Date	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Craig T. Davenport(1)	2/21/2007	2/21/2007	$82,875	$331,500	$497,250	—	—	—	—	—	—	—
Craig T. Davenport(2)	2/23/2007	2/23/2007	—	—	—	—	—	—	133,333	—	—	$767,998
Craig T. Davenport(3)	2/23/2007	2/23/2007	—	—	—	—	133,333	133,333	—	—	—	$767,998
Craig T. Davenport(4)	3/30/2007	2/21/2007	—	—	—	7,466	29,864	29,864	—	—	—	$198,894
Michael R. Rodriguez(5)	2/21/2007	2/21/2007	$22,345	$89,378	$134,067	—	—	—	—	—	—	—
Michael R. Rodriguez(6)	2/23/2007	2/23/2007	—	—	—	—	50,000	50,000	—	—	—	$288,000
Michael R. Rodriguez(7)	3/30/2007	2/21/2007	—	—	—	1,008	4,031	4,031	—	—	—	$26,846
Clint B. Davis(8)	2/21/2007	2/21/2007	$23,800	$95,200	$142,800	—	—	—	—	—	—	—
Clint B. Davis(9)	2/23/2007	2/23/2007	—	—	—	—	40,000	40,000	—	—	—	$230,400
Clint B. Davis(10)	3/30/2007	2/21/2007	—	—	—	4,288	17,153	17,153	—	—	—	$114,239

(1)	Represents the cash amount that Mr. Davenport could have earned under the 2007 MICP if he had elected to receive 100% of his 2007 MICP payout in the form of cash instead of DSUs, at the threshold, target and maximum payout levels. The actual cash amount that Mr. Davenport earned under the 2007 MICP is $245,310, in addition to the 29,864 DSUs that he earned under the Employee DSU Program based on 2007 performance, as described below in footnote (4).

(2)	Represent the 133,333 RSUs granted to Mr. Davenport on February 23, 2007 that vest in three equal installments over three years based on Mr. Davenport’s continued employment.

(3)	Represent the 133,333 RSUs granted to Mr. Davenport on February 23, 2007 that vest only if the Company achieves specific profitability goals over the 2007-2009 period.

(4)	Represent the DSUs granted to Mr. Davenport on March 30, 2007, based on his election to receive 50% of his target incentive under the 2007 MICP in the form of DSUs instead of cash. All 29,864 of these DSUs vested based on achievement under the 2007 MICP.

(5)	Represents the cash amount that Mr. Rodriguez could have earned under the 2007 MICP if he had elected to receive 100% of his 2007 MICP payout in the form of cash instead of DSUs, at the threshold, target and maximum payout levels. The actual cash amount that Mr. Rodriguez earned under the 2007 MICP is $88,453, in addition to the 4,031 DSUs that he earned under the Employee DSU Program based on 2007 performance, as described below in footnote (7).

(6)	Represent the 50,000 RSUs granted to Mr. Rodriguez on February 23, 2007 that vest only if the Company achieves specific profitability goals over the 2007-2009 period.

(7)	Represent the DSUs granted to Mr. Rodriguez on March 30, 2007, based on his election to receive 25% of his target incentive under the 2007 MICP in the form of DSUs instead of cash. All 4,031 of these DSUs vested based on achievement under the 2007 MICP.

(8)	Represents the cash amount that Mr. Davis could have earned under the 2007 MICP if he had elected to receive 100% of his 2007 MICP payout in the form of cash instead of DSUs, at the threshold, target and maximum payout levels. The actual cash amount that Mr. Davis earned under the 2007 MICP is $22,848, in addition to the 17,153 DSUs that he earned under the Employee DSU Program based on 2007 performance, as described below in footnote (10).

(9)	Represent the 40,000 RSUs granted to Mr. Davis on February 23, 2007 that vest only if the Company achieves specific profitability goals over the 2007-2009 period.

(10)	Represent the DSUs granted to Mr. Davis on March 30, 2007, based on his election to receive 100% of his target incentive under the 2007 MICP in the form of DSUs instead of cash. All 17,153 of these DSUs vested based on achievement under the 2007 MICP.

For more information regarding compensation and grants of plan-based awards in fiscal year 2007, please refer to the text above in the Compensation Discussion & Analysis under the headings “Elements of Our Executive Compensation Programs” and “Executive Compensation Decisions Relating to 2007.”

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
	Number of	Number of	Plan Awards:			Number of	Market Value	Equity Incentive	Plan Awards: Market
	Securities	Securities	Number			Shares or	of Shares	Plan Awards: Number	or Payout Value of
	Underlying	Underlying	of Securities			Units of	or Units	of Unearned Shares,	Unearned Shares,
	Unexercised	Unexercised	Underlying	Option		Stock that	of Stock	Units or Other	Units or Other
	Options	Options	Unexercised	Exercise	Option	Have Not	That Have	Rights That Have	Rights That Have
	(#)	(#)	Unearned	Price	Expiration	Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Craig T. Davenport(1)	300,000	—	—	$12.81	12/15/2013	—	—	—	—
Craig T. Davenport(2)	—	—	33,333	$12.81	12/15/2013	—	—	—	—
Craig T. Davenport(3)	50,000	25,000	—	$10.35	4/28/2015	—	—	—	—
Craig T. Davenport(4)	12,222	14,445	—	$9.93	2/23/2016	—	—	—	—
Craig T. Davenport(5)	—	—	—	—	—	133,333	$1,014,664	—	—
Craig T. Davenport(6)	—	—	—	—	—	—	—	133,333	$1,014,664
Craig T. Davenport(7)	—	—	—	—	—	—	—	29,864	$227,265
Michael R. Rodriguez(8)	76,389	15,278	—	$6.45	8/18/2014	—	—	—	—
Michael R. Rodriguez(9)	7,638	9,029	—	$9.93	2/23/2016	—	—	—	—
Michael R. Rodriguez(10)	—	—	—	—	—	—	—	50,000	$380,500
Michael R. Rodriguez(11)	—	—	—	—	—	—	—	4,031	$30,676
Clint B. Davis(12)	39,930	43,403	—	$9.90	1/17/2016	—	—	—	—
Clint B. Davis(13)	—	—	—	—	—	—	—	40,000	$304,400
Clint B. Davis(14)	—	—	—	—	—	—	—	17,153	$130,534

Note:	All market values in the table above are based on the closing price of our common stock on December 31, 2007, which was $7.61.

(1)	These stock options vested over a four year period from December 15, 2003 to December 15, 2007.

(2)	These stock options vest upon the first to occur of the Company’s attainment of a performance objective relating to profitability or December 15, 2008.

(3)	These stock options vest ratably on a monthly basis based on continued employment through April 28, 2009.

(4)	These stock options vested as to 25% of the shares on February 23, 2007 and vest ratably on a monthly basis thereafter based on continued employment through February 23, 2010.

(5)	These stock awards consist of RSUs that vest in three equal annual increments based on continued employment through February 23, 2010.

(6)	These stock awards consist of RSUs that vest only if the Company achieves specific profitability goals over the 2007-2009 period.

(7)	These stock awards consist of DSUs elected in lieu of cash under the Employee DSU Program and 2007 MICP. All of these DSUs vested on March 6, 2008, based on achievement under the 2007 MICP.

(8)	These stock options vested as to 25% of the shares on August 18, 2005 and vest ratably on a monthly basis thereafter based on continued employment through August 18, 2008.

(9)	These stock options vested as to 25% of the shares on February 23, 2007 and vest ratably on a monthly basis thereafter based on continued employment through February 23, 2010.

(10)	These stock awards consist of RSUs that vest only if the Company achieves specific profitability goals over the 2007-2009 period.

(11)	These stock awards consist of DSUs elected in lieu of cash under the Employee DSU Program and 2007 MICP. All of these DSUs vested on March 6, 2008, based on achievement under the 2007 MICP.

(12)	These stock options vested as to 25% of the shares on January 17, 2007 and vest ratably on a monthly basis thereafter based on continued employment through January 17, 2010.

(13)	These stock awards consist of RSUs that vest only if the Company achieves specific profitability goals over the 2007-2009 period.

(14)	These stock awards consist of DSUs elected in lieu of cash under the Employee DSU Program and 2007 MICP. All of these DSUs vested on March 6, 2008, based on achievement under the 2007 MICP.

OPTION EXERCISES AND STOCK VESTED IN 2007

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Valued	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting
(a)	(b)	(c)	(d)	(e)

Craig T. Davenport	None	None	6,445(1)	$38,670	(1)
Michael R. Rodriguez	None	None	1,157(2)	$6,942	(2)
Clint B. Davis	None	None	7,792(3)	$46,752	(3)

(1)	Represent DSUs granted under the Employee DSU Program that vested on February 21, 2007 based on performance under the 2006 MICP. The shares underlying the DSUs are not actually issued to Mr. Davenport until the earlier of (i) June 19, 2008, or (ii) as soon as administratively practicable following Mr. Davenport’s separation from service (but in any event no earlier than June 17, 2008), subject to the terms and conditions of the Employee DSU Program. Value realized on vesting is based on the closing price of our common stock on February 21, 2007, which was $6.00.

(2)	Represent DSUs granted under the Employee DSU Program that vested on February 21, 2007 based on performance under the 2006 MICP. The shares underlying the DSUs are not actually issued to Mr. Rodriguez until June 30, 2008, subject to the terms and conditions of the Employee DSU Program. Value realized on vesting is based on the closing price of our common stock on February 21, 2007, which was $6.00.

(3)	Represent DSUs granted under the Employee DSU Program that vested on February 21, 2007 based on performance under the 2006 MICP. The shares underlying the DSUs are not actually issued to Mr. Davis until June 30, 2008, subject to the terms and conditions of the Employee DSU Program. Value realized on vesting is based on the closing price of our common stock on February 21, 2007, which was $6.00.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section provides additional information regarding the severance and vesting acceleration provisions applicable to our executive officers, which are described above in the Compensation Discussion & Analysis under “Termination and Change-in-Control Provisions Applicable to Executive Officers.”

Termination and Change-in-Control Provisions Applicable to Mr. Davenport

Under his employment agreement, as amended, if we terminate Mr. Davenport’s employment other than for “Cause” or if Mr. Davenport terminates his employment for “Good Reason,” then, on the first day of the seventh month following termination, we will make a lump sum payment to Mr. Davenport in an amount equal to his annual base salary and annual target bonus. In addition, during the twelve months following termination, (i) we will make available to Mr. Davenport the benefits made generally available by us to our employees, and (ii) all of his current options will continue to vest during the 12-month period. If Mr. Davenport terminates his employment at any time within the 180-day period immediately following the six-month anniversary of the date of the occurrence of a change in control, then Mr. Davenport is entitled to receive a minimum aggregate amount of $750,000. See above in the Compensation Discussion & Analysis for the definitions of “Cause” and “Good Reason” applicable to Mr. Davenport.

Under his employment agreement, Mr. Davenport’s right to receive these post-termination benefits is contingent on his signing a general release of claims against the Company and his compliance with his ongoing obligations to the Company, including:

•	Mr. Davenport is required to perform any and all acts requested by the Company to ensure the orderly and efficient transition of his duties;

•	for a period of one year after the date of the termination of his employment, Mr. Davenport is prohibited (for himself or for any third party) from diverting or attempting to divert from the Company any business, employee, consultant, customer, vendor or service provider, through solicitation or otherwise, or otherwise interfering with the Company’s business or the Company’s relationships with its employees, consultants, customers, vendors and service providers; and

•	Mr. Davenport is required to comply with his obligations under any other agreements with the Company, including his agreement relating to protection of the Company’s confidential information.

Upon the commencement of his employment, Mr. Davenport received options to purchase an aggregate of 333,333 shares of our common stock. These options were granted outside of any equity compensation plan. The terms of the option agreements include “single-trigger” vesting acceleration in the case of a change in control. “Single-trigger” vesting acceleration means that vesting acceleration is triggered automatically by the occurrence of a change in control of the Company (such as a merger or acquisition involving a change in control). “Double-trigger” vesting acceleration means that vesting acceleration is triggered only if the employee’s employment terminates in certain circumstances in connection with or following a change in control of the Company.

On April 28, 2005, in connection with an amendment to his employment agreement, Mr. Davenport was granted an additional option to purchase 75,000 shares of our common stock. This option was granted under the Company’s 2004 Stock Incentive Plan. This option is subject to “single-trigger” vesting acceleration.

On February 23, 2006, Mr. Davenport was granted an additional option to purchase 26,667 shares of our common stock. This option was granted under the Company’s 2004 Stock Incentive Plan. This option is subject to “single-trigger” vesting acceleration.

On February 23, 2007, Mr. Davenport was granted 266,666 RSUs. The RSUs were granted under the Company’s 2004 Stock Incentive Plan. These RSUs are subject to “single-trigger” vesting acceleration.

The table below reflects the estimated amounts of payments and other benefits Mr. Davenport would be entitled to receive upon termination or change in control in each situation assuming that the event occurred on December 31, 2007 and based on our closing stock price as of that date of $7.61. Actual payments made under Mr. Davenport’s employment agreement at any future date would likely vary, depending in part on the market price of our common stock. The table does not reflect any compensation adjustments or awards made in 2008, except for the change to Mr. Davenport’s target incentive from 85% of base salary to 65% of base salary, as discussed above.

	Payments and
	Benefits Upon
	Termination by the
	Company Without
	Cause or by the				Payments and
	Employee with Good		Change in Control		Benefits for Change
	Reason (Other Than		Payments and		in Control followed
	in Connection with		Benefits		by Termination
	Change in Control)		(“Single-Trigger”)(1)		(“Double-Trigger”)(1)

Severance	$390,000	(2)	None		$390,000	(2)
Bonus	$253,500	(2)	None		$253,500	(2)
Early vesting of stock options	None	(3)	None	(3)	None	(3)
Early vesting of RSUs	None		$2,029,328	(4)	$2,029,328	(4)
Benefits	$12,000	(5)	None		$12,000	(5)
Other	None		None		$94,500	(6)
Totals	$655,500		$2,029,328		$2,779,328

(1)	See above for a description of the “single-trigger” and “double-trigger” provisions to which Mr. Davenport is subject.

(2)	Under Mr. Davenport’s employment agreement, as amended, these amounts are paid on the first day of the seventh month following the applicable termination of his employment.

(3)	On December 31, 2007, the closing price of the Company’s common stock ($7.61) was lower than the exercise price of any of Mr. Davenport’s stock options.

(4)	Amount reflects the 266,666 RSUs held by Mr. Davenport, multiplied by $7.61, which was the closing price of the Company’s common stock on December 31, 2007.

(5)	Estimated costs of continuing to provide Mr. Davenport with the benefits made generally available to our employees for one year.

(6)	Under his employment agreement, in the case of a “double-trigger” change in control situation in which Mr. Davenport terminates his employment within the 180-day period immediately following the six-month anniversary of the date of the occurrence of a change in control, Mr. Davenport is entitled to receive a minimum aggregate amount of $750,000. The $94,500 reflected in the table, when added to the $390,000 severance amount, $253,500 bonus amount and $12,000 benefits amount reflected in the table, totals $750,000.

Termination and Change-in-Control Provisions Applicable to Mr. Rodriguez

Under his employment agreement, if we terminate Mr. Rodriguez’s employment other than for “Cause” or if Mr. Rodriguez terminates his employment for “Good Reason,” then, during the 12-month period immediately following the date of Mr. Rodriguez’s termination, we will continue to pay to Mr. Rodriguez his base salary and make available to Mr. Rodriguez the benefits made generally available by us to our employees. See above in the Compensation Discussion & Analysis for the definitions of “Cause” and “Good Reason” applicable to Mr. Rodriguez.

Under his employment agreement, Mr. Rodriguez’s right to receive these post-termination benefits is contingent on his signing a general release of claims against the Company and his compliance with his ongoing obligations to the Company, including:

•	Mr. Rodriguez is required to perform any and all acts requested by the Company to ensure the orderly and efficient transition of his duties;

•	for a period of two years after the date of the termination of his employment, Mr. Rodriguez is prohibited (for himself or for any third party) from diverting or attempting to divert from the Company any business, employee, consultant, customer, vendor or service provider, through solicitation or otherwise, or otherwise interfering with the Company’s business or the Company’s relationships with its employees, consultants, customers, vendors and service providers; and

•	Mr. Rodriguez is required to comply with his obligations under any other agreements with the Company, including his agreement relating to protection of the Company’s confidential information.

In December 2006 we entered into retention agreements with numerous members of senior management. Under his retention agreement, Mr. Rodriguez was entitled to receive $100,000 if a change in control of the Company occurred prior to the applicable retention date and in connection with or following such change in control there occurred prior to the retention date either a termination of Mr. Rodriguez’s employment by the Company without cause or by Mr. Rodriguez for good reason.

Upon the commencement of his employment, Mr. Rodriguez received options to purchase an aggregate of 91,667 shares of our common stock. These options were granted under the Company’s 1995 Stock Plan. As described above, the default provision under the 1995 Stock Plan is “single-trigger” vesting acceleration. The option agreement governing this option grant incorporates the “single-trigger” default provision under the 1995 Stock Plan.

On February 23, 2006, Mr. Rodriguez was granted an additional option to purchase 16,667 shares of our common stock. This option was granted under the Company’s 2004 Stock Incentive Plan. This option is subject to “single-trigger” vesting acceleration.

On February 23, 2007, Mr. Rodriguez was granted 50,000 RSUs. The RSUs were granted under the Company’s 2004 Stock Incentive Plan and use the standard “double-trigger” vesting acceleration under the 2004 Stock Incentive Plan.

The table below reflects the estimated amounts of payments and other benefits Mr. Rodriguez would be entitled to receive upon termination or change in control in each situation assuming that the event occurred on December 31, 2007 and based on our closing stock price as of that date of $7.61. Actual payments made under Mr. Rodriguez’s employment agreement at any future date would likely vary, depending in part on the market price of our common stock. The table does not reflect any compensation adjustments or awards made in 2008.

	Payments and
	Benefits Upon
	Termination by the
	Company Without
	Cause or by the				Payments and
	Employee with Good		Change in Control		Benefits for Change
	Reason (Other Than		Payments and		in Control Followed
	in Connection with		Benefits		by Termination
	Change in Control)		(“Single-Trigger”)(1)		(“Double-Trigger”)(1)

Severance	$223,763	(2)	None		$223,763	(2)
Bonus	None		None		None
Early vesting of stock options	None		$106,334	(3)	$106,334	(3)
Early vesting of RSUs	None		None		$380,500	(4)
Benefits	$12,000	(5)	None		$12,000	(5)
Retention agreement payment	None		None		$100,000	(6)
Totals	$235,763		$106,334		$822,597

(1)	See above for a description of the “single-trigger” and “double-trigger” provisions to which Mr. Rodriguez is subject.

(2)	The severance is paid in the form of salary continuation during the 12 months following termination.

(3)	As of December 31, 2007, Mr. Rodriguez held a total of 91,667 stock options with an exercise price lower than the $7.61 closing price of the Company’s common stock on December 31, 2007. The exercise price of these stock options is $6.45 per share. The amount in the table reflects the difference between the market value of the shares underlying these options on December 31, 2007 and the aggregate exercise price.

(4)	Amount reflects the 50,000 RSUs held by Mr. Rodriguez, multiplied by $7.61, which was the closing price of the Company’s common stock on December 31, 2007.

(5)	Estimated costs of continuing to provide Mr. Rodriguez with the benefits generally made available to our employees for one year.

(6)	Reflects the $100,000 retention payment under the retention agreement between the Company and Mr. Rodriguez described above.

Termination and Change-in-Control Provisions Applicable to Mr. Davis

Mr. Davis’ employment agreement contains severance provisions (including definitions of “Cause” and “Good Reason”) that mirror those contained in Mr. Rodriguez’s employment agreement, as described above.

Under his employment agreement, Mr. Davis’s right to receive post-termination benefits is contingent on his signing a general release of claims against the Company and his ongoing obligations to the Company, including:

•	Mr. Davis is required to perform any and all acts requested by the Company to ensure the orderly and efficient transition of his duties;

•	for a period of two years after the date of the termination of his employment, Mr. Davis is prohibited (for himself or for any third party) from diverting or attempting to divert from the Company any business, employee, consultant, customer, vendor or service provider, through solicitation or otherwise, or otherwise interfering with the Company’s business or the Company’s relationships with its employees, consultants, customers, vendors and service providers; and

•	Mr. Davis is required to comply with his obligations under any other agreements with the Company, including his agreement relating to protection of the Company’s confidential information.

In December 2006 we entered into retention agreements with numerous members of senior management. Under his retention agreement, Mr. Davis was entitled to receive $100,000 if a change in control of the Company occurred prior to the applicable retention date and in connection with or following such change in control there occurred prior to the retention date either a termination of Mr. Davis’ employment by the Company without cause or by Mr. Davis for good reason.

Upon the commencement of his employment, Mr. Davis received options to purchase an aggregate of 83,333 shares of our common stock. These options were granted under the Company’s 2004 Stock Incentive Plan. This option is subject to “single-trigger” vesting acceleration.

On February 23, 2007, Mr. Davis was granted 40,000 RSUs. The RSUs were granted under the Company’s 2004 Stock Incentive Plan and use the standard “double-trigger” vesting acceleration under the 2004 Stock Incentive Plan.

The table below reflects the estimated amounts of payments and other benefits Mr. Davis would be entitled to receive upon termination or change in control in each situation assuming that the event occurred on December 31, 2007 and based on our closing stock price as of that date of $7.61. Actual payments made under Mr. Davis’s employment agreement at any future date would likely vary, depending in part on the market price of our common stock. The table does not reflect any compensation adjustments or awards made in 2008.

	Payments and
	Benefits Upon
	Termination by the
	Company Without
	Cause or by the				Payments and
	Employee with Good		Change in Control		Benefits for Change
	Reason (Other Than		Payments and		in Control Followed
	in Connection with		Benefits		by Termination
	Change in Control)		(“Single-Trigger”)(1)		(“Double-Trigger”)(1)

Severance	$238,000	(2)	None		$238,000	(2)
Bonus	None		None		None
Early vesting of stock options	None		None	(3)	None	(3)
Early vesting of RSUs	None		None		$304,400	(4)
Benefits	$6,000	(5)	None		$6,000	(5)
Retention agreement payment	None		None		$100,000	(6)
Totals	$244,000		None		$648,400

(1)	See above for a description of the “single-trigger” and “double-trigger” provisions to which Mr. Davis is subject.

(2)	The severance is paid in the form of salary continuation during the 12 months following termination.

(3)	On December 31, 2007, the closing price of the Company’s common stock ($7.61) was lower than the exercise price of any of Mr. Davis’ stock options.

(4)	Amount reflects the 40,000 RSUs held by Mr. Davis, multiplied by $7.61, which was the closing price of the Company’s common stock on December 31, 2007.

(5)	Estimated costs of continuing to provide Mr. Davis with the benefits generally made available to our employees for one year.

(6)	Reflects the $100,000 retention payment under the retention agreement between the Company and Mr. Davis described above.

2007 DIRECTOR COMPENSATION

							Change in
							Pension
							Value and
							Nonqualified
	Fees Earned					Non-Equity	Deferred
	or Paid		Stock	Option		Incentive Plan	Compensation	All Other
	in Cash		Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)		($)	($)		($)	($)	($)	($)
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)

John R. Daniels, M.D.	$46,500	(2)	None	$26,756	(3)	None	None	None	$73,256
Craig T. Davenport(1)	None		None	None		None	None	None	None
David L. Goldsmith	$54,500	(2)	None	$54,342	(3)	None	None	None	$108,842
Eric S. Kentor	$55,000	(2)	None	$39,659	(3)	None	None	None	$94,659
Terrence A. Noonan	$71,500	(2)	None	$26,756	(3)	None	None	None	$98,256
Thomas R. Testman	$57,000	(2)	None	$26,756	(3)	None	None	None	$83,756

(1)	Mr. Davenport, our CEO, President and Chairman, receives no separate compensation for serving as a director.

(2)	All of our non-employee directors elected to receive 100% of their retainers and meeting fees earned in 2007 in the form of DSUs rather than cash, pursuant to our Non-Employee Director DSU Program described below. The grant date fair value of the DSUs granted to each non-employee director for 2007 was: Dr. Daniels, $13,750, $9,750, $13,250 and $9,750 for the DSUs earned in the first, second, third and fourth quarter of 2007, respectively ($46,500 in the aggregate for 2007); Mr. Goldsmith, $14,375, $12,375, $14,875 and $12,875 for the DSUs earned in the first, second, third and fourth quarter of 2007, respectively ($54,500 in the aggregate for 2007); Mr. Kentor, $15,625, $12,625, $15,125 and $11,625 for the DSUs earned in the first, second, third and fourth quarter of 2007, respectively ($55,000 in the aggregate for 2007); Mr. Noonan, $18,000, $16,000, $20,000 and $17,500 for the DSUs earned in the first, second, third and fourth quarter of 2007, respectively ($71,500 in the aggregate for 2007); and Mr. Testman, $15,000, $11,500, $15,500 and $15,000 for the DSUs earned in the first, second, third and fourth quarter of 2007, respectively ($57,000 in the aggregate for 2007). The ultimate value of the DSUs depends on the market price of the Company’s common stock on the payout date selected by each director, in accordance with the terms of the Non-Employee Director DSU Program.

(3)	Represents the aggregate expense under SFAS No. 123R recognized by the Company for 2007 with respect to options held by the applicable director, disregarding estimated forfeitures. For a description of the assumptions made in the SFAS No. 123R valuation, see Notes 3 and 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, which we filed with the SEC on March 17, 2008. The SFAS No. 123R grant date fair value of the stock options granted to each non-employee director in 2007 was $21,530. Each of the option grants was made on January 10, 2007 pursuant to our 2004 Non-Employee Director Option Program under our 2004 Stock Incentive Plan.

As of December 31, 2007, the outstanding equity awards held by our non-employee directors were as follows: Dr. Daniels held 26,668 stock options (of which 20,001 were vested) and 9,641 DSUs; Mr. Goldsmith held 23,334 stock options (of which 16,667 were vested) and 10,839 DSUs; Mr. Kentor held 23,334 stock options (of which 16,667 were vested) and 11,448 DSUs; Mr. Noonan held 26,668 stock options (of which 20,001 were vested) and 14,100 DSUs; and Mr. Testman held 28,335 stock options (of which 21,668 were vested) and 10,773 DSUs. All DSUs granted under our Non-Employee Director DSU Program are fully vested upon grant.

Retainers

Each of our non-employee directors receives an annual retainer of $25,000 for his service as a director. The Lead Independent Director receives an additional annual retainer of $15,000, the Chairman of the Audit Committee receives an additional annual retainer of $12,500, the Chairman of the Compensation Committee receives an additional annual retainer of $7,500, the Chairman of the Nominating and Corporate Governance

Committee receives an additional annual retainer of $7,500 and each member of the Audit Committee receives an additional annual retainer of $2,500. The additional annual retainers are cumulative for any director who serves in multiple capacities for which such director is entitled to more than one additional annual retainer (for example, because the Lead Independent Director also serves as Chairman of the Nominating and Corporate Governance Committee and currently is a member of the Audit Committee, he is entitled to receive an aggregate annual retainer of $50,000, equal to the base annual retainer of $25,000 plus an aggregate additional annual retainer of $25,000). All annual retainers are paid quarterly in arrears. For the quarters ended September 30, 2006 and December 31, 2006, the year ended December 31, 2007 and the year ending December 31, 2008, all of our non-employee directors have elected to receive 100% of their retainers in the form of DSUs rather than cash, pursuant to our Non-Employee Director DSU Program described below.

Meeting Fees

Each non-employee director also receives $1,000 for each in person meeting of our Board of Directors or any committee thereof that he attends and an additional payment of $500 for each telephonic meeting of our Board of Directors or any committee thereof in which he participates. The meeting fees apply to meetings of the Board, the Board’s three standing committees (i.e., Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) and any special committees established by the Board. For the quarters ended September 30, 2006 and December 31, 2006, the year ended December 31, 2007 and the year ending December 31, 2008, all of our non-employee directors have elected to receive 100% of their meeting fees in the form of DSUs rather than cash, pursuant to our Non-Employee Director DSU Program described below.

Non-Employee Director DSU Program

On May 18, 2006, our Board of Directors adopted a Non-Employee Director DSU Program. The purposes of the program are to: (i) enable us to conserve cash that otherwise would be used to pay retainers and meeting fees to our non-employee directors; and (ii) enable non-employee directors to obtain equity on a tax-deferred basis. In addition, the Non-Employee Director DSU Program further aligns participants’ interests with those of our stockholders.

Elections to participate in the program are made on an annual basis. A participating director receives a percentage (minimum of 25% and maximum of 100%) of the director’s retainers and meeting fees for the relevant year in the form of DSUs. Participating directors select the percentage at the time of electing to participate in the program for the relevant year. For 2006, the election deadline was June 17, 2006. Elections made for 2006 applied to retainers and meeting fees earned in the final two quarters of 2006. The election deadline applicable to 2007 and subsequent years is December 31 of the immediately preceding year.

Each DSU represents the right to receive one share of our common stock in the future on the DSU “payout date,” as described below.

On the fifth trading day of each calendar quarter, each participating director is granted fully vested DSUs equal in value to the amount of retainers and meeting fees earned for the immediately preceding quarter, based on the closing stock price on the date of grant.

Ultimately, each director’s DSUs will be “paid out” to the director through the issuance to the director of a corresponding number of shares of our common stock. At the time of making an annual election to participate in the program, the director selects as the “payout date” one of the following three options: (i) a predetermined date at least two years after the applicable election deadline (the date is specified by the director in the director’s election form); (ii) the termination of the director’s service; or (iii) the earlier of (i) or (ii); provided, however, that if the termination of the director’s service occurs earlier than two years after the applicable election deadline, then any issuance of shares that would otherwise be triggered by such termination will be deferred until the date that is two years after the applicable election deadline. In any event, the “payout date” is accelerated in the case of a change of control of the Company or the director’s death. The director may elect to have a portion (up to 50%) of his DSUs settled in cash (rather than stock) to enable the director to pay taxes resulting from the share issuance.

For the quarters ended September 30, 2006 and December 31, 2006, the year ended December 31, 2007 and the year ending December 31, 2008, all of our non-employee directors have elected to receive 100% of their retainers and meeting fees in the form of DSUs rather than cash.

A copy of the Non-Employee Director DSU Program is attached as Exhibit 10.2 to the Current Report on Form 8-K that we filed with the SEC on May 22, 2006.

In order to satisfy certain regulatory requirements in preparation for the planned listing of our common stock on The NASDAQ Capital Market, on August 6, 2007 we amended the Non-Employee Director DSU Program to impose a maximum 10-year term for the program (from the original adoption date, which was May 18, 2006) and establish a maximum number of shares that may be issued under the program, which is 400,000 shares. As of December 31, 2007, 56,801 DSUs were outstanding under the program.

Expense Reimbursement

Directors are reimbursed for reasonable expenses incurred in connection with serving as directors.

2004 Non-Employee Director Option Program

Each non-employee director also has participated in our 2004 Non-Employee Director Option Program (the “Director Option Program”). The Director Option Program was adopted by our Board of Directors in July 2004 as part of our 2004 Stock Incentive Plan, and became effective upon approval of the 2004 Stock Incentive Plan by our stockholders at the Annual Meeting of the Stockholders held September 10, 2004. The Director Option Program is subject to the terms and conditions of the 2004 Stock Incentive Plan. Under the Director Option Program, non-employee directors received a stock option grant of 6,667 shares on January 10 of each year beginning in 2005. In addition, each non-employee director first elected or appointed to the Board after stockholder approval of the 2004 Stock Incentive Plan received a stock option grant of 10,000 shares on the first trading day after such non-employee director was first elected or appointed to the Board. All of the options granted to non-employee directors under the Director Option Program were granted at an exercise price equal to the fair market value of the common stock on the date the options were granted. A copy of the Director Option Program is attached as Exhibit 10.34 to the Annual Report on Form 10-K that we filed with the SEC on March 16, 2005. On December 20, 2007, the Board, at the recommendation of the Compensation Committee, terminated the Director Option Program and adopted the Non-Employee Director RSU Program described below.

Non-Employee Director RSU Program

On December 20, 2007, the Board, at the recommendation of the Compensation Committee, adopted a Non-Employee Director RSU Program (the “Director RSU Program”) under our 2004 Stock Incentive Plan. The Director RSU Program replaced the Director Option Program described above. The Director RSU Program is subject to the terms and conditions of the 2004 Stock Incentive Plan. Under the Director RSU Program, each non-employee director initially elected or initially appointed to the Board after the effective date of the Director RSU Program will be granted $60,000 worth of RSUs on the first trading day after he or she joins the Board. In addition, each non-employee director who is reelected to the Board receives a grant of $40,000 worth of RSUs on the date of each annual meeting of stockholders at which he or she is reelected. No reelection grant is made to any director who has not served on the Board for at least six months prior to the reelection. To address the fact that there is a period of time between the Company’s prior annual director equity grant date of January 10 and the date of the 2008 Annual Meeting, on January 10, 2008 each non-employee director was granted $13,333 worth of RSUs. All RSUs granted under the Director RSU Program are valued based on the closing price of our common stock on the grant date. Copies of the Director RSU Program and the form Director RSU Agreement are attached as Exhibits 10.41 and 10.42, respectively, to the Annual Report on Form 10-K that we filed with the SEC on March 17, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	A		B		C
	Number of Securities				Remaining Available for
	to be Issued Upon		Weighted Average		Future Issuance Under
	Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column A)

Equity Compensation Plans Approved by Security Holders	1,907,407	(1)	$11.99	(3)	197,731	(5)
Equity Compensation Plans not Approved by Security Holders	518,389	(2)	$15.47	(4)	961,610	(6)
Total	2,425,796		$12.74	(3)(4)	1,159,341

(1)	Consists of 450,239 shares to be issued upon the exercise of options outstanding under the 1995 Stock Plan, 21,668 shares to be issued upon the exercise of options outstanding under the 1995 Director Option Plan, 904,436 shares to be issued upon the exercise of options outstanding under the 2004 Stock Incentive Plan and 531,064 shares to be issued upon the vesting of RSUs outstanding under the 2004 Stock Incentive Plan.

(2)	Consists of 46,666 shares to be issued upon the exercise of options outstanding under the 2002 Supplemental Stock Plan, options to purchase 333,333 shares granted to Mr. Davenport in December 2003, an aggregate of 81,589 DSUs held by employees under our Employee DSU Program and an aggregate of 56,801 DSUs held by non-employee directors under our Non-Employee Director DSU Program.

(3)	The RSUs referred to above in footnote (1) are disregarded for purposes of calculating the weighted average exercise price because the RSUs do not have any exercise price.

(4)	The DSUs referred to above in footnote (2) are disregarded for purposes of calculating the weighted average exercise price because the DSUs do not have any exercise price.

(5)	Consists of shares available for future issuance under the 2004 Stock Incentive Plan. The number of shares of common stock available for issuance under the 2004 Stock Incentive Plan automatically increases on the first trading day of each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 333,333 shares of common stock.

(6)	Consists of 618,411 shares available for future issuance under the Employee DSU Program and 343,199 shares available for future issuance under the Non-Employee Director DSU Program.

The above table does not include information for equity compensation plans assumed by us in connection with mergers and acquisitions of the companies which originally established those plans. As of December 31, 2007, a total of 1,621 shares of our common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $21.75 per share. No additional options may be granted under those assumed plans.

Equity Compensation Plans Not Approved by Security Holders

2002 Supplemental Stock Plan

Under our 2002 Supplemental Stock Plan, employees, consultants and outside directors could be granted options to purchase shares of our common stock. The maximum aggregate number of shares of our common stock that could be issued upon the exercise of options under the 2002 Supplemental Stock Plan is 145,000 shares. The 2002 Supplemental Stock Plan became effective on June 25, 2002. All options granted under the 2002 Supplemental Stock Plan become fully exercisable and each optionee has the right to exercise any unexpired options immediately prior to the occurrence of certain extraordinary events, such as a sale of all or substantially all of our assets, a merger in which we do not survive or the acquisition by any person or group of beneficial ownership of more than 50% of our common stock. Our Board of Directors terminated the 2002 Supplemental Stock Plan on February 22, 2007. As a result, no additional options may be granted under the 2002 Supplemental Stock Plan, but options outstanding on the date of termination of the 2002 Supplemental Stock Plan remain outstanding in accordance with their terms.

Options Granted to Mr. Davenport

The options that we granted in 2003 to Mr. Davenport are described above in the Compensation Discussion & Analysis.

Deferred Stock Unit Programs

The Employee Deferred Stock Unit Program and the Non-Employee Director Deferred Stock Unit Program are described above in the Compensation Discussion & Analysis and in the section entitled “Director Compensation,” respectively.

AUDIT COMMITTEE REPORT

The following is the report delivered by the Audit Committee of our Board of Directors with respect to the principal factors considered by such Committee in its oversight of our accounting, auditing and financial reporting practices for fiscal year 2007.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principals.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received from the independent auditor, Ernst & Young LLP, the written disclosures and the letter describing all relationships between the auditor and the Company that might bear on the auditor’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the auditor any relationships that may impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence.

The Audit Committee discussed and reviewed with the independent auditor all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2007 with management and the independent auditor.

Based on the above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Thomas R. Testman, Chairman
David L. Goldsmith
Terrence A. Noonan

RELATED PARTY TRANSACTIONS

We have no related party transactions to report.

We have adopted written related party transaction policies and procedures. Under these policies and procedures, our Audit Committee reviews the material facts of each “interested transaction” that requires the Audit Committee’s approval and either approves or disapproves of the entry into the interested transaction.

Our policies and procedures define an “interested transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which:

•	the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

•	the Company is a participant; and

•	any related party (including an executive officer, director or nominee for election as a director of the Company, a greater than five percent beneficial owner of the Company or an immediate family member of any of the foregoing) has or will have a direct or indirect interest, other than solely as a result of being a director or less than 10 percent beneficial owner of another entity.

In determining whether to approve or ratify an interested transaction our Audit Committee is required to take into account, among other factors as it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Under our policies and procedures, no director is permitted to participate in any deliberation or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Audit Committee and may address questions from the Audit Committee.

Several types of interested transactions are considered “pre-approved” under our policies and procedures, including transactions that the SEC has determined are not disclosable as related party transactions under Item 404(a) of Regulation S-K (such as executive and director compensation).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and generally persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon the copies of Section 16(a) reports which we received from such persons or written representations from them regarding their transactions in our common stock, we believe that, during the period from January 1, 2007 through December 31, 2007, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met in a timely manner.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Stockholder proposals that are intended to be presented at our 2009 Annual Meeting must be received no later than December 18, 2008, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all the other requirements as specified in the Bylaws. In addition, the proxy solicited by the Board of Directors for the 2009 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 3, 2009.

ANNUAL REPORT

A copy of our Annual Report for the 2007 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 17, 2008. We will mail without charge to stockholders, upon written request, a copy of the Form 10-K, including the financial statements, schedule and list of exhibits. Requests should be sent to Endocare, Inc., 201 Technology Drive, Irvine, California, 92618, Attn: Secretary.

By Order of the Board of Directors

Clint B. Davis
Senior Vice President, Legal Affairs,
General Counsel and Secretary

Irvine, California
April 10, 2008

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2008. Have your proxy card in hand when you access the website and follow the instructions ENDOCARE, INC. to obtain your records and to create an electronic voting instruction form. C/O CLINT DAVIS ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS 201 TECHNOLOGY DRIVE If you would like to reduce the costs incurred by Endocare, Inc. in mailing IRVINE, CA 92618 proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2008. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Endocare, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL BACK YOUR PROXY CARD IF YOU ARE VOTING BY THE INTERNET OR TELEPHONE. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ENDOC1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ENDOCARE, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends a vote FOR the number(s) of the nominee(s) on the line below. directors listed below and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. 0 0 0 1. To elect six (6) directors to the Board of Directors of the Company to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Nominees: 01) John R. Daniels, M.D. 04) Eric S. Kentor 02) Craig T. Davenport 05) Terrence A. Noonan 03) David L. Goldsmith 06) Thomas R. Testman Vote on Proposal For Against Abstain 2. To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008. 0 0 0 3. In accordance with the discretion of the Proxyholders, to act upon all matters incident to the conduct of the Annual Meeting and upon any other matters as may properly come before the Annual Meeting. For address changes and/or comments, please check this box and write them on the back where indicated. 0 Please indicate if you plan to attend this meeting. 0 0 Yes No Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation or other entity, give your title. When shares are in the names of more than one person, each should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY ENDOCARE, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Craig T. Davenport and Clint B. Davis, and each of them, the Proxyholder of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Stockholders of Endocare, Inc., a Delaware corporation (the “Company”), to be held on Thursday, May 15, 2008, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes any previous Proxies relating to the Annual Meeting and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 15, 2008 and the Proxy Statement. THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. (Continued and to be signed on the Reverse Side) Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE DETACH PROXY CARD HERE AND RETURN IT IN THE ENVELOPE PROVIDED